UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ONFOLIO HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

ONFOLIO HOLDINGS, INC.

1007 North Orange Street, 4th Floor

Wilmington, Delaware, 19801

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 A.M. Eastern Time on October [●], 2026

September [●], 2026

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Onfolio Holdings Inc. (the “Company”) will be held on October [●], 2026, at 10:00 A.M. Eastern Time, which will be conducted exclusively online via live webcast at [●]. To participate in the Special Meeting, you must pre-register at [●] by [●] A.M. Eastern Time, on [●], 2026. The formal notice of the Special Meeting appears on the following page, and is being held for the following purposes:

(1) to grant discretionary authority to the Company’s board of directors (“the Board”) to (i) amend the Company’s certificate of incorporation, as amended, (the “Certificate of Incorporation”) to effect one or more reverse stock splits of all outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by a ratio of up to one-for-two hundred fifty (1-for-250), to be determined by the Board of Directors (the “Board”) at its sole discretion (the “Reverse Stock Splits Proposal”);

(2) to approve the Company’s redomestication from Delaware to Nevada by conversion (the “Redomestication Proposal”);

(3) to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Splits Proposal and the Redomestication Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Reverse Stock Splits Proposal and the Redomestication Proposal (the “Adjournment Proposal”);

(4) to consider and transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

The Proxy Statement accompanying this notice describes each of these items of business in detail. The Board has fixed the close of business on September 23, 2026, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements of the Special meeting. Accordingly, only stockholders of record at the close of business on September 23, 2026 are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements of the Special Meeting.

Your vote is important. Whether or not you expect to attend the Special Meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the proxy card so that your shares may be represented at the meeting.

September [●], 2026	By Order of the Board of Directors,

/s/ Dominic Wells
Dominic Wells
Director and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON October [●], 2026.

The proxy statement is available at [●].

Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card, to vote by one of the following methods: 1) over the internet at [●], 2) by telephone by calling the toll-free number [●], or 3) by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

ONFOLIO HOLDINGS INC.

1007 North Orange Street, 4th Floor

Wilmington, Delaware 19801

PROXY STATEMENT

ABOUT THE MEETING

Why am I receiving this Proxy Statement?

This Proxy Statement contains information related to the solicitation of proxies for use at our Special Meeting of Stockholders, to be held on October [●], 2026, at [10:00] A.M. Eastern Time, including at any adjournments or postponements of the special meeting, via live webcast at [●], for the purposes stated in the accompanying Notice of Special Meeting of Stockholders. This solicitation is made by our Board of Directors (also referred to as the “Board” in this Proxy Statement) on behalf of Onfolio Holdings, Inc. In this Proxy Statement, the terms “we,” “our,” “us” and the “Company” refer to Onfolio Holdings, Inc. You are invited to attend the Special Meeting and vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending to our stockholders of record as of the close of business on September 23, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice”) relating to our Special Meeting of Stockholders. All stockholders of record will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about [●], 2026, we intend to make this Proxy Statement and accompanying form of proxy card available on the Internet and to mail the Notice to all stockholders entitled to vote at the Special Meeting. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Special Meeting who have properly requested paper copies of such materials, within three business days of the receipt of such request.

The Notice, this Proxy Statement and the accompanying form of proxy card are available at [●]. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

How do I attend the Special Meeting?

The Special Meeting will be held on October [●], 2026 at [10:00] A.M. Eastern Time conducted exclusively online via live webcast at [●]. Information on how to vote in person at the Special Meeting is discussed below.

What am I being asked to vote on?

You are being asked to vote on the following proposals (collectively, the “Proposals”):

●	Proposal 1 (Reverse Stock Splits Proposal): To grant discretionary authority to the Company’s Board (i) to amend the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”) to effect one or more reverse stock splits of all outstanding shares of Common Stock, by a ratio of up to one-for-two hundred fifty (1-for-250), to be determined in the Board’s sole discretion.

●	Proposal 2 (Redomestication Proposal): To approve the Company’s Redomestication from Delaware to Nevada by Conversion.

●	Proposal 3 (Adjournment Proposal): To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Splits Proposal and the Redomestication Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Reverse Stock Splits Proposal and the Redomestication Proposal.

●	To transact any other business that may properly come before the Special Meeting or any adjournment(s) or postponements of the Special Meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote as follows:

●	Proposal 1 (Reverse Stock Splits Proposal): “FOR” the Reverse Stock Splits Proposal;

●	Proposal 2 (Redomestication Proposal): “FOR” the Redomestication Proposal; and

●	Proposal 3 (Adjournment Proposal): “FOR” the Adjournment Proposal.

Who is entitled to vote at the Special Meeting?

Holders of record of our Common Stock, as of the close of business on September 23, 2026, the record date for the Special Meeting (the “Record Date”), are entitled to receive notice of the Special Meeting. Holders of record of shares of Common Stock have the right to vote on all matters brought before the Special Meeting.

As of the Record Date, there were [●] shares of Common Stock issued and outstanding.

What are the voting rights of stockholders?

Each share of our Common Stock outstanding as of the Record Date, is entitled to receive notice of the Special Meeting and to one vote per share on all matters properly brought before the Special Meeting.

No dissenters’ rights are provided under the Delaware General Corporation Law, our Certificate of Incorporation or our Bylaws (the “Bylaws”) with respect to any of the proposals described in this Proxy Statement, except that holders of our Series A Preferred Stock may be entitled to appraisal rights in connection with the Redomestication Proposal.

Who can attend the Special Meeting?

All holders of our Common Stock at the close of business on the Record Date, or their duly appointed proxies, are authorized to attend the Special Meeting. Stockholders may attend the Special Meeting on October [●], 2026 via live webcast at [●].

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

●	Stockholder of record. If your shares are registered directly in your name with our transfer agent, VStock Transfer LLC (our “Transfer Agent”), you are considered the stockholder of record of those shares and the Notice is being sent directly to you by us.

●	Beneficial owner of shares held in street name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote your shares and are also invited to attend the Special Meeting.

What will constitute a quorum at the Special Meeting?

A quorum is the minimum number of shares required to be present or represented by proxy at the Special Meeting to properly hold a meeting of stockholders and conduct business under our Bylaws and Delaware law. The presence at the meeting, or by proxy, of the holders of thirty three and one-third percent (33.33%) of the outstanding shares of stock entitled to vote at the Special Meeting on the Record Date will constitute a quorum, permitting our stockholders to conduct business at the Special Meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. As of the Record Date, there were [●] shares of our Common Stock outstanding.

If a quorum is not present to transact business at the Special Meeting, the Special Meeting may be adjourned, from time to time, either by the chairman of the meeting or by vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting, but no other business shall be transacted at such meeting.

If we do not receive sufficient votes in favor of the proposals by the date of the Special Meeting, the Special meeting may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

What are broker non-votes?

“Broker non-votes” occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the nominee holding the shares. If the beneficial owner does not provide voting instructions, the nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to matters that are considered to be “non-routine.” The Reverse Stock Splits Proposal and the Adjournment Proposal are generally considered “routine” matters and may be voted upon by your broker, bank or other nominee if you do not submit voting instructions with respect to these proposals. As a result, we do not anticipate any broker non-votes with respect to either the Reverse Stock Splits Proposal or the Adjournment Proposal. With respect to the Redomestication Proposal your broker or other nominee will not be able to vote on that proposal without your instructions.

How many votes are needed for the proposals to pass?

The proposals to be voted on at the Special Meeting have the following voting requirements:

●	Proposal 1 (Reverse Stock Splits Proposal): The Reverse Stock Splits Proposal requires the affirmative vote of the majority of votes cast once a quorum has been established. For purposes of the Reverse Stock Splits Proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

●	Proposal 2 (Redomestication Proposal): The Redomestication Proposal requires the affirmative vote of a majority of shares outstanding as of the record date. For purposes of the Redomestication Proposal, abstentions and broker non-votes will have the same effect as votes against the proposal.

●	Proposal 3 (Adjournment Proposal): The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on this proposal is required to approve the Adjournment Proposal.

Will any other matters be voted on?

As of the date of this Proxy Statement, we are not aware of any matters that will come before the Special Meeting other than those disclosed in this Proxy Statement. If any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxies on the other matters in the manner recommended by the Board, or, if no such recommendation is given, in the discretion of the proxy holders.

How do I vote?

For the matters to be voted on, you may vote “For” or “Against” or abstain from voting.

●	Stockholders of record: If your shares are registered directly in your name with our transfer agent, VStock Transfer LLC, as of the Record Date, you may submit your proxy by U.S. mail, Internet or telephone by following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your completed proxy card by mail by following the instructions included with your proxy card. The deadline for submitting your vote by Internet or telephone is [11:59] p.m. Eastern Time on October [●], 2026, which is the day before the virtual Special Meeting. The designated proxy holders named in the proxy card will vote according to your instructions.

To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.

●	Beneficial owner of shares held in street name: If you are a street name or beneficial stockholder because your shares are held in a brokerage account or by a bank or other nominee, your broker or nominee firm will provide you with the Notice. Follow the instructions on the Notice to access our proxy materials and vote by Internet or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares.

If you sign and submit your proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “What are the Board’s voting recommendations?” and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the Special Meeting.

If I plan to attend the Special Meeting in person, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the Special Meeting. If you send in your proxy card and also attend the Special Meeting in person, you do not need to vote again at the Special Meeting unless you want to change your vote.

How are proxy card votes counted?

If the proxy card is properly signed and returned to us, and not subsequently revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote: “FOR” the Reverse Stock Splits Proposal, “FOR” the Redomestication Proposal, and “FOR” the Adjournment Proposal; and as recommended by our Board with regard to any other matters that may properly come before the Special Meeting, or, if no such recommendation is given, in their own discretion.

May I revoke my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy and change your vote at any time before the taking of the vote at the Special Meeting by (i) filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date or (ii) voting during the Special Meeting.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies, including preparation and mailing of the Notice, preparation and assembly of this Proxy Statement and the proxy card, coordination of the Internet and telephone voting process, and any additional information furnished to you by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of shares of our Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by Internet and mail may be supplemented by telephone, facsimile, or personal solicitation by our directors, officers or other regular employees.

You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 21, 2026, information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 2,499,248 shares of Common Stock outstanding as of September 21, 2026.

Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission (the “SEC”) and generally means that a holder has beneficial ownership of a security if such holder possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock within sixty (60) days of September 21, 2026. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the holders named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock held by each holder or group of holders named above, any shares of Common Stock that such holder or holders has the right to acquire within sixty (60) days of September 21, 2026 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other holder. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table is c/o Onfolio Holdings Inc., 1007 North Orange Street, 4th Floor, Wilmington, Delaware 19801.

Common Stock
Name of Beneficial Owner	Number Of Shares Beneficially Owned	Percentage of Class (1)(2)(3)
5% Shareholders(4)
ATW Digital Assets XI LLC(5)	277,385	9.99%
Directors and Named Executive Officers
Dominic Wells(6) , CEO, CRO, Director (Chair of Board)	34,339	1.4%
Adam Trainor(7), Interim Chief Financial Officer, Chief Operations Officer	4,000	*
Andrew “A.J.” Lawrence, Director(8)	914	*
David McKeegan, Director(8)	914	*
Mark Schwartz, Director(8)	914	*
All Executive Officers and Directors as a Group (5 individuals)(9)	41,081	1.6%

*	Less than 1.0%.

1	Where the Number of Shares Beneficially Owned includes shares which may be purchased upon the exercise of outstanding stock options and warrants which are or within sixty (60) days will become exercisable (“presently exercisable options”), the percentage of class reported in this column has been calculated assuming the exercise of such presently exercisable options.

2	Based on 2,499,248 shares of common stock outstanding as of September 21, 2026.

3	If a person listed on this table has the right to obtain additional shares of common stock within 60 days from September 21, 2026, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

4	Based upon a review of Schedule 13D, Schedule 13G and Schedule 13G/A filings with the SEC through September 21, 2026 and the Company’s certified shareholder list from VStock Transfer as of September 21, 2026, in each case as adjusted for the Company’s 1-for-50 reverse stock split effective August 10, 2026.

5	Based on information available to the Company as of September 21, 2026. The address of ATW Digital Assets XI LLC is 1 Pennsylvania Plaza, Suite 4810, New York, New York 10119.

6	Includes 24,801 shares of common stock (comprised of 23,311 shares held of record and approximately 1,490 shares held in street name, as adjusted for the reverse stock split) and 9,538 immediately exercisable warrants to purchase 9,538 shares of common stock.

7	Represents 4,000 immediately exercisable options, as adjusted for the reverse stock split.

8	Includes 14 shares of common stock and 900 immediately exercisable options, in each case as adjusted for the reverse stock split.

9	Includes an aggregate of 24,843 shares of common stock, 9,538 warrants, and 6,700 stock options beneficially owned by all executive officers and directors as a group.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements, including as they relate to Proposal 1, Proposal 2, and Proposal 3, include, without limitation: statements regarding new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; statements of the timing of the Reverse Stock Splits or the Issuance; statements of the potential consummation of the Reverse Stock Splits or the Issuance; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors, including risks discussed in documents that we file with the SEC.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this Information Statement entitled “Additional Information,” all of which are accessible on the SEC’s website at www.sec.gov.

PROPOSAL ONE

TO APPROVE THE REVERSE STOCK SPLITS OF THE COMMON STOCK

Summary

The Board has approved one amendment to our Certificate of Incorporation to combine the outstanding shares of our Common Stock into a lesser number of outstanding shares in one or more reverse splits (the “Reverse Stock Split”).

If approved by our stockholders, this proposal would grant the Board authority to amend the Certificate of Incorporation to permit (but not require) the Board to effect one or more reverse stock splits of all outstanding shares of Common Stock by an aggregate ratio of up to one-for-two hundred fifty (1-for-250), with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval. We believe that enabling the Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement such Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders.

In determining how to implement the Reverse Stock Split, the Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of shares of Common Stock;

●	the then prevailing trading price and trading volume of shares of Common Stock and the anticipated impact of the Reverse Stock Splits on the trading market for shares of Common Stock;

●	our ability to have shares of Common Stock remain listed on the Nasdaq Capital Market;

●	the number of shares of Common Stock needed to reserve for issuance upon exercise and conversion of all outstanding warrants and other convertible securities;

●	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing; and

●	prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of Delaware, or at the later time set forth in such amendment. The timing of the amendment will be as soon as practicable. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and any Reverse Stock Splits if, at any time prior to the effectiveness of the filing of such amendment with the Secretary of State of Delaware, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to affect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. The amendment to our certificate of incorporation to affect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the Board, up to the amount approved by our stockholders.

The Board will retain the authority not to effect the Reverse Stock Split even though it has already obtained the approval to effect the Reverse Stock Split.

 Effective Date

Unless the Board determines otherwise, the Reverse Stock Split will become effective, as of 5:00 p.m. Eastern Time on the date of filing of such certificate of amendment (the “Effective Date”). Except as explained below with respect to fractional shares, the issued and outstanding shares of Common Stock immediately prior to the Effective Date will automatically be converted, as of the Effective Date, into a lesser number of shares of Common Stock calculated in accordance with a split ratio of up to one-for-two hundred fifty (1-for-250), as selected by the Board and set forth in such certificate of amendment.

Purposes of the Reverse Stock Split

The primary purpose for one or more Reverse Stock Splits is to comply with Section 5 of the Amendment No. 2 to Securities Purchase Agreement between the Company and ATW Digital Assets XI LLC, which provides that Company obtains shareholders approval to proceed with the Reverse Stock Split, as a closing condition to such agreement.

The Board also believes that the Reverse Stock Split continues to be necessary to maintain the listing of its shares of Common Stock on The Nasdaq Capital Market (“Nasdaq”) pursuant to Nasdaq Listing Rule 5550(a)(2), which requires a listed Company’s common stock to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market. It is the Board’s belief it could also improve the marketability and liquidity of the Common Stock.

Improve the marketability and liquidity of the Common Stock. We also believe that the increased market price of our Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. The Reverse Stock Split could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. The Reverse Stock Split could also help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split.

Risks of the Reverse Stock Split

We cannot assure you that the Reverse Stock Split will increase our stock price and have the desired effect of compliance with the Minimum Bid Price Requirement. The Board expects that the Reverse Stock Split, if the Board deems it necessary, will increase the market price of our Common Stock so that we are able to comply with the Minimum Bid Price Requirement. However, the effect of the Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock split for companies in like circumstances is varied.

It is possible that the per share price of our Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Stock Split, and the market price per post- Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks.

Even if we effect the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post- Reverse Stock Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The Reverse Stock Split may decrease the liquidity of our Common Stock. The liquidity of our Common Stock may be harmed by the Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, investors might consider the increased proportion of unissued authorized shares of Common Stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Stock Split to have any anti-takeover effects.

Principal Effects of the Reverse Stock Split

Common Stock. If the Reverse Stock Split is implemented, subject to the conditions set out in this Information Statement, the Company will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares as described below, the issued and outstanding shares of Common Stock immediately prior to the Effective Date will automatically be converted, as of the Effective Date, into a lesser number of shares of Common Stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of Common Stock issuable under, and other terms of, (i) our equity incentive plans, and (ii) the number of shares of Common Stock issuable under, and the exercise prices of, our outstanding convertible and exercisable securities.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, because the Reverse Stock Split would apply to all issued shares of our Common Stock, the Reverse Stock Split would not alter the relative rights and preferences of our existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of our outstanding securities immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold two percent (2%) of the voting power of our outstanding securities immediately after the Reverse Stock Split. Moreover, the number of stockholders of record of shares of Common Stock will not be affected by the Reverse Stock Split. The amendment to the Certificate of Incorporation itself to solely effect the Reverse Stock Split would not change the number of authorized shares of Common Stock or the par value of the Common Stock. The Reverse Stock Split will have the effect of creating additional unreserved shares of our authorized Common Stock. Although at present we have no current arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Reverse Stock Split (other than pursuant to the terms of anti-dilution features in outstanding securities), these additional shares of Common Stock may be used by us for various purposes in the future without further stockholder approval, including, among other things:

●	raising capital to fund our operations and to continue as a going concern;

●	establishing strategic relationships with other companies;

●	providing equity incentives to our employees, officers or directors; and

●	expanding our business or product lines through the acquisition of other businesses or products.

While the Reverse Stock Split will make additional shares of Common Stock available for the Company to use in connection with the foregoing, the primary purpose of the Reverse Stock Split is to increase our stock price in order to comply with the Minimum Bid Price Requirement in the event such requirement is not satisfied.

Effect on Employee Plans, RSAs, RSUs and Convertible or Exchangeable Securities. Our equity incentive plan consists of the Onfolio Holdings Inc.’s 2020 Stock Incentive Plan, as amended (the “Plan”). Pursuant to the terms of the Plan, the Board or a committee thereof, as applicable, will adjust the number of shares of Common Stock available for future grant under the Plan, the number of shares of Common Stock underlying outstanding awards (including RSAs and RSUs), and other terms of outstanding awards issued pursuant to the Plan to equitably reflect the effects of the Reverse Stock Split. Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise or conversion prices, as applicable, and the number of shares of Common Stock issuable upon the exercise or conversion, as applicable, of outstanding convertible or exchangeable securities that may entitle the holders thereof to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such outstanding convertible or exchangeable securities upon exercise or conversion, as applicable, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares of Common Stock subject to RSAs and RSUs will be similarly adjusted, subject to our treatment of fractional shares of Common Stock. The number of shares of Common Stock reserved for issuance pursuant to these securities and our Plan will be adjusted proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares of Common Stock.

Effect on Options and Warrants. Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Listing. Our shares of Common Stock currently trade on the Nasdaq Capital Market. The Reverse Stock Split will directly affect the listing of our Common Stock on the Nasdaq Capital Market, and we believe that the Reverse Stock Split could potentially increase our stock price, facilitating compliance with the Minimum Bid Price Requirement. Following the Reverse Stock Split, we intend for our Common Stock to continue to be listed on the Nasdaq Capital Market under the symbol “ONFO,” subject to our ability to continue to comply with Nasdaq Rules, although our Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

“Public Company” Status. Our Common Stock is currently registered under Sections 12(b) and 12(g) of the Exchange Act, and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect our status as a public company or this registration under the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of Common Stock following the Reverse Stock Split. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. The Certificate of Incorporation presently authorizes 300,000,000 shares of Common Stock and 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”), of which 1,000,000 shares of Preferred Stock has been designated by the Board as Series A Preferred Stock (the “Series A Preferred Stock”). The Reverse Stock Split would not change the number of authorized shares of Common Stock or the par value per share of the Common Stock, although the Reverse Stock Split would decrease the number of issued and outstanding shares of Common Stock. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares of Common Stock remaining available for issuance by us in the future would increase.

Such additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares of Common Stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of Common Stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware law and Nasdaq Rules. If we issue additional shares of Common Stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of Common Stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of Common Stock to issued shares of Common Stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Effect on Registered “Book-Entry” Holders of our Common Stock

Holders of Common Stock hold some or all of their Common Stock electronically in book-entry or “street name” form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Fractional Shares

We will not issue fractional shares on an individual level in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares on a participant level because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction on a participant level of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares. For illustration purposes, if a stockholder owns one (1) share of Common Stock in (10) ten separate accounts, and we effect a one-for-250 reverse stock split, that stockholder will receive only one (1) share of stock.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre-Reverse Stock Split shares of Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of our stockholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes, or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Common Stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Common Stock are urged to consult their tax advisors regarding the U.S. tax consequences of the Reverse Stock Split.

The Company intends for the transaction to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, and the remainder of the disclosure assumes it will so qualify. However, the Company has not sought and will not seek any ruling from the IRS regarding any matters relating to the transaction, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a contrary position, in which case the consequences of the transaction could be materially different from those described herein.

Provided that the Reverse Stock Split qualifies as a “reorganization,” and except for adjustments that may result from the treatment of fractional shares of Common Stock as described above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Stock Split shares of Common Stock for post-Reverse Stock Split shares of Common Stock pursuant to the Reverse Stock Split. The aggregate adjusted basis of the post- Reverse Stock Split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-Reverse Stock Split shares of Common Stock will include the period during which the stockholder held the pre-Reverse Stock Split shares of Common Stock surrendered.

Accounting Consequences

Following the Effective Date, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of Common Stock outstanding before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split. All shares of Common Stock underlying options, warrants, preferred stock and other securities exchangeable or exercisable for or convertible into Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, VStock Transfer LLC, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Certificates representing shares of Common Stock issued in connection with the Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the Reverse Stock Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares of Common Stock, based on the ratio of the Reverse Stock Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Reverse Stock Split shares of Common Stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company’s registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form.  If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of Common Stock that you hold.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock and equity awards granted to them under our equity incentive plans.

Vote required

Approval of Proposal 1 requires that the votes cast for the proposal exceed the votes cast against the proposal, provided that a quorum is present, in accordance with Section 242(d)(2) of the DGCL. Abstentions will not be counted as votes cast and will have no effect on the outcome of Proposal 1, although they will be counted for purposes of determining whether a quorum is present. Because the Reverse Stock Splits Proposal is generally considered a routine matter, we do not expect any broker non-votes with respect to Proposal 1.

Voting Recommendation

The Board unanimously recommends a vote “FOR” Proposal 1.

THE BOARD RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLITS PROPOSAL.

PROPOSAL TWO

TO APPROVE THE COMPANY’S REDOMESTICATION OF THE COMPANY FROM DELAWARE TO NEVADA BY CONVERSION

The Board has approved, and recommends that our stockholders approve, a proposal to redomesticate and convert the Company from a corporation organized under the laws of the State of Delaware (the “Delaware Corporation”) to a corporation organized under the laws of the State of Nevada (the “Nevada Corporation”). The Board recommends that stockholders approve the redomestication of the Company and adopt the plan of conversion by which the redomestication will be effectuated (the “Plan of Conversion”), which is included as Appendix B to this Proxy Statement and described in more detail below. We call the proposed redomestication of the Delaware Corporation in the form of a conversion into the Nevada Corporation the “Nevada Redomestication.”

The Nevada Redomestication is expected to reduce the Company’s overall tax burden given the franchise taxes imposed on Delaware corporations. The Board also believes that the Nevada Redomestication will give the Company a greater measure of flexibility and simplicity in corporate governance than is currently available under Delaware law and will provide for greater protection for our directors and officers from unmeritorious lawsuits. The Nevada Redomestication will not result in any change in the Company’s business, operations, management, assets, liabilities or net worth.

Upon the completion of the Nevada Redomestication, the Company will become a Nevada corporation and will operate its business under its name “Onfolio Holdings Inc.”

Accordingly, the Board believes that it is in the Company’s and stockholders’ best interests that the Company’s state of incorporation be changed from Delaware to Nevada.

Refer to the “Background on Redomestication from the State of Delaware to the State of Nevada” below for further information.

Background on Redomestication from the State of Delaware to the State of Nevada

Principal Terms of the Nevada Redomestication

The Nevada Redomestication would be effected through a conversion pursuant to Section 266 of the Delaware General Corporation Law (“DGCL”) as set forth in the Plan of Conversion. The Plan of Conversion provides that the Company will convert from a Delaware corporation into a Nevada corporation pursuant to Section 266 of the DGCL and Sections 92A.195 and 92A.205 of the Nevada Revised Statutes (the “NRS”).

The Plan of Conversion provides that upon the Nevada Redomestication each outstanding share of Common Stock of the Delaware Corporation will be automatically converted into one outstanding share of common stock of the Nevada Corporation. Similarly, each outstanding share of Series A Preferred Stock, par value $0.001 per share, of the Delaware Corporation will be automatically converted into one outstanding share of Series A Preferred Stock of the Nevada Corporation, with the same rights, preferences, privileges, and restrictions as the Delaware Series A Preferred Stock.

At the Effective Time (as defined below) of the Nevada Redomestication, the common stock will continue to be traded on Nasdaq under the existing trading symbol, “ONFO”. There is not expected to be any interruption in the trading of the common stock as a result of the Nevada Redomestication.

The Board currently intends that the Nevada Redomestication will occur as soon as practicable. If the Nevada Redomestication is approved by stockholders, it is anticipated that the Nevada Redomestication will become effective at the date and time (the “Effective Time”) specified in each of (i) the Articles of Conversion to be executed and filed with the office of the Nevada Secretary of State in accordance with NRS 92A.205 and (ii) the Certificate of Conversion to be executed and filed with the Office of the Secretary of State of Delaware in accordance with Section 266 of the DGCL. However, the Nevada Redomestication may be delayed by the Board or the Plan of Conversion may be terminated and abandoned by action of the Board at any time prior to the Effective Time of the Nevada Redomestication, whether before or after the approval by the Company’s stockholders, if the Board determines for any reason that the consummation of the Nevada Redomestication should be delayed or would be inadvisable or not in the best interests of the Company and its stockholders, as the case may be.

Reasons for the Nevada Redomestication

The Board believes that there are several reasons the Nevada Redomestication is in the best interests of the Company and its stockholders. In particular, the Board believes that the Nevada Redomestication will allow the Company to take advantage of certain provisions of the corporate and tax laws of Nevada.

The Nevada Redomestication will eliminate the Company’s obligation to pay the annual Delaware franchise tax, which we expect will result in substantial savings to us over the long term. For example, based on our current capital structure and assets, the Company’s Delaware franchise taxes are expected to be approximately $200,000 per year if it remained a Delaware company. If the Company redomesticates in Nevada, its annual state-level fees are expected to include an annual business license fee of $500 and a fee of $150 for filing the Company’s annual list of directors and officers. In addition, in connection with the Nevada Redomestication, the Company will be required to pay a one-time filing fee to file its (i) articles of incorporation in Nevada, which is based on the number of authorized shares and their par value and is currently expected to be approximately $275, and (ii) articles of conversion, which is expected to be $75.

In addition, the Nevada Redomestication will provide potentially greater protection from unmeritorious litigation for directors and officers of the Company. Delaware law permits a corporation to adopt provisions limiting or eliminating the liability of a director or an officer to a company and its stockholders for monetary damages for breach of fiduciary duty, provided that the liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. In contrast, Nevada law establishes and permits broader limitations on individual liability of both officers and directors to a company and its stockholders. Specifically, under Nevada law, unless a Nevada corporation’s articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of an act or failure to act in his or her capacity as a director or officer unless (i) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the company, has been rebutted, and (ii) it is proven that (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (b) such breach involved intentional misconduct, fraud or a knowing violation of law. As a result, under Nevada law, directors and officers generally will not be personally liable to the Company or its stockholders for monetary damages arising from alleged breaches of fiduciary duty unless it is proven that such individual engaged in intentional misconduct, fraud or a knowing violation of law.

Nevertheless, the directors and officers of the Company have an interest in the Nevada Redomestication to the extent that they will be entitled to such limitation of liability in the future. The Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Nevada Redomestication and to recommend that stockholders vote in favor of this proposal. There is currently no known pending claim or litigation against any of our directors or officers for breach of fiduciary duty related to their service as directors or officers of the Company.

Furthermore, by reducing the risk of lawsuits being filed against the Company’s directors and officers, the Nevada Redomestication may help us attract and retain qualified management. As previously discussed and for the reasons described below, we believe that, in general, Nevada law provides greater protection to our directors, officers and the Company than Delaware law. The increasing frequency of claims and litigation directed towards directors and officers has greatly expanded the risks facing directors and officers of public companies in exercising their duties. The amount of time and money required to respond to these claims and to defend these types of litigation matters can be substantial. Delaware law provides that every person becoming a director or officer of a Delaware corporation consents to the personal jurisdiction of the Delaware courts in connection with any action concerning the corporation. Accordingly, both directors and officers can be personally sued in Delaware, even though the director or officer has no other contacts with the state. Similarly, Nevada law provides that every person who accepts election or appointment, including reelection or reappointment, as a director or officer of a Nevada corporation consents to the personal jurisdiction of the Nevada courts in connection with all civil actions or proceedings brought in Nevada by, on behalf of or against the entity in which the director or officer is a necessary or proper party, or in any action or proceeding against the director or officer for a violation of a duty in such capacity, whether or not the person continues to serve as a director or officer at the time the action or proceeding is commenced. Though Delaware corporate law has recently been amended to, among other things, increase protections for officers of a corporation, we believe Nevada is more advantageous than Delaware because Nevada has pursued a statute-focused approach that does not depend upon judicial interpretation, supplementation and revision, and is intended to be stable, predictable and more efficient, whereas much of Delaware corporate law still consists of judicial decisions that migrate and develop over time.

The Nevada Redomestication is also expected to provide greater flexibility in connection with certain corporate transactions. However, the Nevada Redomestication is not being effected to prevent a change in control, nor is it in response to any present attempt known to our Board to acquire control of the Company or obtain representation on the Board. Nevertheless, certain effects of the proposed Nevada Redomestication may be considered to have anti-takeover implications by virtue of being subject to Nevada law.

Effects of the Nevada Redomestication

Upon and following the effectiveness of the Nevada Redomestication, the Company will be governed by the NRS instead of the DGCL, and the Company will be governed by the proposed Nevada Articles of Incorporation (the “Nevada Charter”) and the proposed Nevada Bylaws (the “Nevada Bylaws”), in the forms included as Appendix C and Appendix D, respectively, to this Proxy Statement. The Company’s current Charter, as amended (collectively, the “Delaware Charter”), and its current Bylaws, as amended (the “Delaware Bylaws”) will no longer be applicable following completion of the Nevada Redomestication.

Following completion of the Nevada Redomestication, the Company will continue to exist in the form of the Nevada Corporation. By virtue of the Nevada Redomestication, all of the rights, privileges, and powers of the Delaware Corporation, and all property, real, personal, and mixed, and all debts due to the Delaware Corporation, as well as all other things and causes of action belonging to the Delaware Corporation, will remain vested in the Nevada corporation and will be the property of the Nevada Corporation. In addition, all debts, liabilities, and duties of the Delaware Corporation will remain attached to the Nevada Corporation and may be enforced against the Nevada corporation.

In connection with the Nevada Redomestication, the number of authorized shares of Common Stock will increase. The Company’s current Delaware Certificate of Incorporation authorizes 300,000,000 shares of Common Stock, par value $0.001 per share. The Nevada Charter (Appendix C) will authorize 600,000,000 shares of Common Stock, par value $0.001 per share, representing an increase of 300,000,000 authorized shares of Common Stock. The total number of authorized shares of Preferred Stock will remain at 5,000,000 shares, par value $0.001 per share, of which 1,000,000 shares are designated as Series A Preferred Stock. As a result, the total authorized capital stock of the Nevada Corporation will be 605,000,000 shares, compared to 305,000,000 shares currently authorized under the Delaware Charter. This increase in authorized Common Stock is intended to provide the Company with additional flexibility for general corporate purposes, including potential future capital-raising transactions, equity-based compensation, strategic transactions and other corporate needs, without the requirement of obtaining further stockholder approval for the authorization of additional shares (subject to applicable Nasdaq listing rules and other requirements). While the Company has no current plans, arrangements or understandings for the issuance of the additional authorized shares of Common Stock (other than pursuant to the terms of anti-dilution features in outstanding securities), stockholders should be aware that the issuance of additional shares of Common Stock could have a dilutive effect on earnings per share and on the equity and voting power of existing stockholders. The availability of additional authorized but unissued shares of Common Stock could also, under certain circumstances, have the effect of discouraging or making more difficult efforts to obtain control of the Company. See “Certain Risks Associated with the Nevada Redomestication” below.

Other than the increase in authorized shares of Common Stock described above, there will be no change in our business, properties, assets, obligations, or management as a result of the Nevada Redomestication. Our directors and officers immediately prior to the Nevada Redomestication will serve as our directors and officers following the completion of the Nevada Redomestication. We will continue to maintain our headquarters in Wilmington, Delaware.

Certain Risks Associated with the Nevada Redomestication

Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. While Nevada also has encouraged incorporation in that state and has adopted comprehensive, modern and flexible statutes that it periodically updates and revises to meet changing business needs, Nevada case law concerning the effects of its statutes and regulations is more limited. As a result, the Company and its stockholders may experience less predictability with respect to the legality of certain corporate affairs and transactions and stockholders’ rights to challenge them, to the extent Nevada’s statutes do not provide a clear answer and a Nevada court must make a determination.

Also, underwriters and other members of the financial services industry may be less willing and able to assist the Company with capital-raising transactions because they might perceive Nevada’s laws as being less flexible or developed than those of Delaware. Certain investment funds, sophisticated investors and brokerage firms may likewise be less comfortable and less willing to invest in a corporation incorporated in a jurisdiction other than Delaware whose corporate laws may be less understood or perceived to be unresponsive to stockholder rights.

The Company will also incur certain non-recurring costs in connection with the Nevada Redomestication, including legal and other transaction costs. A majority of these costs have already been incurred or will be incurred regardless of whether the Nevada Redomestication is ultimately completed. Many of the expenses that will be incurred are difficult to accurately estimate at the present time, and additional unanticipated costs may be incurred in connection with the Nevada Redomestication.

Certain Differences between Delaware and Nevada Law

Although the Board has determined that the rights of stockholders under the DGCL and the NRS are substantially equivalent, at least on net (i.e., balancing relevant considerations against one another) and as relevant to the Company, the DGCL and Delaware case law collectively are different in certain respects than the NRS and existing Nevada case law in ways that may affect the rights of our stockholders. Please see the Company’s summary of certain differences in the section entitled “Comparison of Stockholder Rights under Delaware and Nevada Law.” For instance, as further explained in the Company’s summary below, under the NRS, a shareholder may inspect a Nevada corporation’s books and records, subject to certain limitations, if such shareholder holds at least 5% of the outstanding shares of stock of the Nevada corporation or has been a holder of shares for at least six months. The DGCL, on the other hand, does not require that a stockholder hold a certain number of shares or hold such shares for a stated period of time prior to exercising their books and records inspection rights. Thus, it is possible that some of our stockholders entitled to make a books and records demand today (as stockholders in a Delaware corporation) will not be able to make a similar demand following the Nevada Redomestication.

Further, the NRS expressly provides that it does not prohibit directors or officers from considering, approving or taking an action that promotes or has the effect of promoting a social, charitable or environmental purpose. Under Delaware law, on the other hand, there is no express statutory authority to consider such purposes, and fiduciary duties in most circumstances merely require directors to seek to maximize the value of the corporation for the long-term benefit of the stockholders unless the corporation is specifically incorporated as a public benefit corporation. As a result, as a Nevada corporation, it is possible that our directors may consider the interests of other constituents.

What Changes After the Nevada Redomestication?

Certain Differences Between Delaware Charter and Bylaws and Nevada Articles of Incorporation and Bylaws

The Nevada Charter and Nevada Bylaws have been drafted with an intent to reflect the Delaware Charter and Delaware Bylaws to the extent legally possible. Nonetheless, because of differences between the NRS and DGCL, certain differences will be in effect. Certain differences between the Nevada Charter and Nevada Bylaws and the Delaware Charter and Delaware Bylaws are summarized below:

Issue	Delaware Charter and Delaware Bylaws	Nevada Charter and Nevada Bylaws
Removal of Directors

The Delaware Charter and Bylaws require the affirmative vote of a majority of the outstanding shares of the stock of the Company entitled to elect directors and effect their removal, but only for cause.

The Nevada Charter requires the affirmative vote of two-thirds of the outstanding shares of the stock of the Company entitled to elect directors and effect their removal, with or without cause. Under NRS § 78.335, directors can be removed with or without cause, unless the articles of incorporation or bylaws specifically require removal only for cause. The Nevada Charter provides that directors can be removed with or without cause.

Acquisition of Controlling Interests	The Delaware Charter does not have similar provisions.	The Nevada Charter provides that the Company will not be subject to the controlling interest provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the Company.

Duration of Proxies	The Delaware Bylaws provide that a proxy is valid for three years, unless the proxy provides for a longer period.	The Nevada Bylaws provide that a proxy is valid for six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years.

Quorum and Voting	The Delaware Bylaws provide that the holders of a majority of the Company’s shares of capital stock issued and outstanding and entitled to vote, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation.	The Nevada Bylaws provide that the holders of one-third of the Company’s stock issued, outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, the Nevada Charter or the Nevada Bylaws. Consistent with the NRS, the Nevada Bylaws also provide that, except as otherwise provided by law, in the Nevada Charter or the Nevada Bylaws, that action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

Comparison of Stockholder Rights under Delaware and Nevada Law

The rights of our stockholders are currently governed by the DGCL, Delaware case law, the Delaware Charter, and the Delaware Bylaws. Following completion of the Nevada Redomestication, the rights of our stockholders will be governed by the NRS, Nevada case law, the Nevada Charter, and the Nevada Bylaws.

The statutory corporate laws of Nevada, as governed by the NRS, are similar in many respects to those of Delaware, as governed by the DGCL. However, there are certain differences that may affect your rights as a stockholder, as well as the corporate governance of the Company. The following are brief summaries of material differences between the current rights of stockholders of the Company and the rights of stockholders of the Company following completion of the Nevada Redomestication. The following discussion does not provide a complete description of the differences that may affect you. This summary is qualified in its entirety by reference to the NRS and DGCL and the body of case law in both jurisdictions as well as the Delaware Charter and Delaware Bylaws and the Nevada Charter and Nevada Bylaws.

Issue	Delaware	Nevada
Increasing or Decreasing Authorized Capital Stock	Under the DGCL, a corporation generally may increase or decrease the number of authorized shares of any class or series of its capital stock only by amending its certificate of incorporation. Such an amendment must be approved by the board of directors and adopted by the holders of a majority of the outstanding shares entitled to vote thereon, unless the certificate of incorporation requires a greater vote. As a result, under Delaware law, stockholder approval is generally required to increase or decrease the number of authorized shares of capital stock, whereas Nevada law permits a corporation’s board of directors, unless restricted by the articles of incorporation, to take certain actions affecting the number of authorized shares without stockholder approval.	The NRS allows the board of directors of a corporation, unless restricted by the articles of incorporation, to increase or decrease the number of authorized shares in a class or series of the corporation’s shares and correspondingly effect a forward or reverse split of the number of issued and outstanding shares of the same class or series (and change the par value thereof) without a vote of the stockholders, so long as the action taken does not adversely change or alter any right or preference of the stockholders and does not include any provision or provisions pursuant to which only money will be paid or scrip issued to stockholders who hold 10% or more of the outstanding shares of the affected class and series.

Cumulative Voting	Although the DGCL does not generally grant stockholders cumulative voting rights, a Delaware corporation may provide in its certificate of incorporation for cumulative voting in the election of directors.	The NRS also permits any Nevada corporation to provide in its articles of incorporation the right to cumulative voting in the election of directors as long as certain procedures are followed.

Vacancies	Under the DGCL, subject to the certificate or articles of incorporation and bylaws, vacancies on the board of directors, including those resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director so appointed will hold office for the remainder of the term of the director no longer on the board.	Under the NRS, subject to the certificate or articles of incorporation and bylaws, vacancies on the board of directors, including those resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director so appointed will hold office for the remainder of the term of the director no longer on the board.

Removal of Directors	Under the DGCL, the holders of a majority of shares of each class entitled to vote at an election of directors may vote to remove any director or the entire board without cause unless (i) the board is a classified board, in which case directors may be removed only for cause, or (ii) the corporation has cumulative voting, in which case, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her.	The NRS requires the vote of the holders of at least two-thirds of the shares or class or series of shares of the issued and outstanding stock entitled to vote at an election of directors in order to remove a director or all of the directors. The articles of incorporation may provide for a voting threshold higher than two-thirds, but not lower. Furthermore, the NRS does not make a distinction between removals for cause and removals without cause.

Issue	Delaware	Nevada
Fiduciary Duties and Business Judgment

Under Delaware law, members of the board of directors or any committee designated by the board of directors are similarly entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports and statements presented to the corporation by corporate officers, employees, committees of the board of directors or other persons as to matters such member reasonably believes are within such other person’s professional or expert competence, provided that such other person has been selected with reasonable care by or on behalf of the corporation. Such appropriate reliance on records and other information protects directors from liability related to decisions made based on such records and other information.

Delaware law extends the statutory protection for reliance on such persons to corporate officers.

Nevada, like most jurisdictions, requires that directors and officers of Nevada corporations exercise their powers in good faith and with a view to the interests of the corporation, but, unlike some other jurisdictions, fiduciary duties of directors and officers are codified in the NRS. As a matter of law, directors and officers are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation in making business decisions. In performing such duties, directors and officers may exercise their business judgment through reliance on information, opinions, reports, financial statements and other financial data prepared or presented by corporate directors, officers or employees who are reasonably believed to be reliable and competent. Reliance may also be extended to legal counsel, public accountants, advisors, bankers or other persons reasonably believed to be competent, and to the work of a committee (on which the particular director or officer does not serve) if the committee was established and empowered by the corporation’s board of directors, and if the committee’s work was within its designated authority and was about matters on which the committee was reasonably believed to merit confidence. However, directors and officers may not rely on such information, opinions, reports, books of account or similar statements if they have knowledge concerning the matter in question that would make such reliance unwarranted.

Nevada law extends the statutory protection for reliance on such persons to corporate officers.

Flexibility for Decisions, Including Takeovers

Delaware law recognizes the business judgment rule, under which directors are presumed to act on an informed basis, in good faith and in the honest belief that their actions are in the best interests of the corporation. However, Delaware courts have developed extensive case law governing board conduct in takeover and change-of-control situations. In certain circumstances involving a sale or change of control of the corporation, Delaware courts have held that directors must focus on maximizing value for stockholders. As a result, Delaware law may require directors to seek or accept the highest value reasonably available for stockholders in such situations.

Delaware law does not contain a statutory list of corporate constituencies that directors may consider when making corporate decisions. Instead, fiduciary duties under Delaware law have largely been developed through judicial decisions. In certain circumstances, particularly when a sale of the company becomes inevitable, Delaware courts have interpreted directors’ fiduciary duties as requiring them to focus primarily on obtaining the highest value reasonably available for stockholders.

Delaware law does not expressly provide that directors may consider the interests of other constituencies in the same manner as Nevada law. Instead, the permissibility of defensive actions and other responses to takeover proposals is evaluated under standards developed through Delaware court decisions.

Nevada law provides directors with substantial discretion in making corporate decisions, including decisions relating to a change or potential change in control of the corporation. Director and officer actions taken in response to such circumstances are generally afforded the protection of the business judgment rule. However, if directors take action to resist a change or potential change in control that impedes the rights of stockholders to vote for or remove directors, the presumption of the business judgment rule will apply only if the directors have reasonable grounds to believe that a threat to corporate policy and effectiveness exists and the action taken is reasonable in relation to such threat.

In exercising their powers, including in response to a change or potential change in control, directors and officers of Nevada corporations may consider all relevant facts, circumstances, contingencies or constituencies. These may include, without limitation, the effects of the decision on employees, suppliers, creditors, customers, the economy of the state and nation, community and societal considerations, and the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

Nevada law provides that directors and officers are not required to consider the interests of any particular constituency as a dominant factor in their decision-making. In addition, directors may resist a change or potential change in control if the board determines, after considering relevant facts and circumstances, that the change or potential change in control is opposed to or not in the best interests of the corporation.

Issue	Delaware	Nevada
Limitation on Personal Liability of Directors and Officers

The DGCL, by way of statutory provisions or permitted provisions in corporate charter documents, eliminate or limit the personal liability of directors and officers to the corporation or their stockholders for monetary damages for breach of a director’s fiduciary duty.

The DGCL precludes liability limitation for acts or omissions not in good faith or involving intentional misconduct and for paying dividends or repurchasing stock out of other than lawfully available funds.

The DGCL permits limitation of liability which applies to both directors and officers, though the NRS expressly also applies this limitation to liabilities owed to creditors of the corporation. Furthermore, under the NRS, it is not necessary to adopt provisions in the articles of incorporation limiting personal liability of directors or officers as this limitation is provided by statute.

Under Delaware law, the exculpation of officers is authorized only in connection with direct claims brought by stockholders, including class actions; however, the DGCL does not eliminate monetary liability of officers for breach of fiduciary duty arising out of claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation.

The NRS, by way of statutory provisions or permitted provisions in corporate charter documents, eliminate or limit the personal liability of directors and officers to the corporation or their stockholders for monetary damages for breach of a director’s fiduciary duty.

Under the NRS, unless a Nevada corporation’s articles of incorporation provides for greater liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in their capacity as a director or officer unless: (a) the presumption established by Nevada’s statutory business judgment rule has been rebutted; and (b) is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (2) that the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Under the NRS, the limitation on director and officer liability does not distinguish the duty of loyalty or transactions from which a director derives an improper personal benefit, but does, pursuant to NRS 78.300, impose limited personal liability on directors for distributions made in violation of NRS 78.288. Further, the NRS permits a corporation to renounce in its articles of incorporation any interest or expectancy to participate in specific or specified classes or categories of business opportunities.

The NRS permits limitation of liability which applies to both directors and officers, though the NRS expressly also applies this limitation to liabilities owed to creditors of the corporation. Furthermore, under the NRS, it is not necessary to adopt provisions in the articles of incorporation limiting personal liability of directors or officers as this limitation is provided by statute.

Issue	Delaware	Nevada
Indemnification

The DGCL permits corporations to indemnify directors, officers, employees and agents in similar circumstances.

In suits that are not brought by or in the right of the corporation, the DGCL permits a corporation to indemnify current and former directors, officers, employees and agents for attorneys’ fees and other expenses, judgments and amounts paid in settlement that the person actually and reasonably incurred in connection with the action, suit or proceeding. The person seeking indemnity may recover as long as he or she acted in good faith and believed his or her actions were either in the best interests of or not opposed to the best interests of the corporation.

In derivative suits, Delaware permits a corporation to indemnify its directors, officers, employees or agents for expenses that the person actually and reasonably incurred. A corporation may not indemnify a person if the person was adjudged to be liable to the corporation unless a court otherwise orders. No corporation may indemnify a party unless it decides that indemnification is proper.

Under the DGCL, the corporation through its stockholders, directors or independent legal counsel will determine whether the conduct of the person seeking indemnity conformed with the statutory provisions governing indemnity.

The DGCL also permits corporations to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

The NRS permits corporations to indemnify directors, officers, employees and agents in similar circumstances.

In suits that are not brought by or in the right of the corporation, the NRS permits a corporation to indemnify current and former directors, officers, employees and agents for attorneys’ fees and other expenses, judgments and amounts paid in settlement that the person actually and reasonably incurred in connection with the action, suit or proceeding. The person seeking indemnity may recover as long as he or she acted in good faith and believed his or her actions were either in the best interests of or not opposed to the best interests of the corporation.

Additionally, under the NRS, the person seeking indemnity may also be indemnified if he or she is not liable for breach of his or her fiduciary duties. Similarly, with respect to a criminal proceeding, the person seeking indemnification must not have had any reasonable cause to believe his or her conduct was unlawful.

In derivative suits, Nevada permits a corporation to indemnify its directors, officers, employees or agents for expenses that the person actually and reasonably incurred. A corporation may not indemnify a person if the person was adjudged to be liable to the corporation unless a court otherwise orders. No corporation may indemnify a party unless it decides that indemnification is proper.

Under the NRS, the corporation through its stockholders, directors or independent counsel must determine that the indemnification is proper.

In addition, under the NRS, a corporation required to indemnify its directors, officers, employees or agents to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending, or completed action, suit or proceeding, including any derivative suits, or any claim or other matter in any such action, suit or proceeding, against expenses actually and reasonably incurred by the person in connection with defending such action.

The NRS also permits corporations to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

Under the NRS, the indemnification pursuant to the statutory mechanisms available under the NRS, as described above, does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, but unless ordered by a court, indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

Issue	Delaware	Nevada
Director Compensation	The DGCL does not have a specific statute on the fairness of director compensation.	The NRS provides that, unless otherwise provided in the articles of incorporation or bylaws, the board of directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the board of directors so establishes the compensation of directors, such compensation is presumed to be fair to the corporation unless proven unfair by a preponderance of the evidence.

Action by Written Consent of Directors	The DGCL provides that, unless the articles or certificate of incorporation or the bylaws provide otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent to the action in writing.	The NRS provides that, unless the articles or certificate of incorporation or the bylaws provide otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent to the action in writing.

Actions by Written Consent of Stockholders	The DGCL provides that, unless the articles or certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders consent to the action in writing. In addition, the DGCL requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.	The NRS provides that, unless otherwise provided in the articles of incorporation or the bylaws of the corporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders consent to the action in writing. The NRS does not require the corporation to give prompt notice of the taking of corporation action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

Dividends and Distributions	Unless further restricted in the certificate of incorporation, the DGCL permits a corporation to declare and pay dividends out of either (i) surplus, or (ii) if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). The DGCL defines surplus as the excess, at any time, of the net assets of a corporation over its stated capital. In addition, the DGCL provides that a corporation may redeem or repurchase its shares only when the capital of the corporation is not impaired and only if such redemption or repurchase would not cause any impairment of the capital of the corporation.	The NRS provides that no distribution (including dividends on, or redemption or purchases of, shares of capital stock or distributions of indebtedness) may be made if, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or, (ii) except as otherwise specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved immediately after the time of the distribution to satisfy the preferential rights of preferred stockholders upon dissolution. Directors may consider financial statements prepared on the basis of accounting practices that are reasonable in the circumstances, a fair valuation, including but not limited to unrealized appreciation and depreciation, and any other method that is reasonable in the circumstances.

Issue	Delaware	Nevada
Restrictions on Business Combinations

Delaware law provides certain protections to stockholders in connection with certain business combinations.

Under Section 203 of the DGCL, certain “business combinations” with “interested stockholders” of the Company are subject to a three-year moratorium unless specified conditions are met. For purposes of Section 203, the term “business combination” is defined broadly to include (i) mergers with or caused by the interested stockholder; (ii) sales or other dispositions to the interested stockholder (except proportionately with the corporation’s other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of either the corporation’s consolidated assets or its outstanding stock; (iii) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder’s proportionate ownership of any class or series of the corporation’s or such subsidiary’s stock); or (iv) receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

The three-year moratorium imposed on business combinations by Section 203 of the DGCL does not apply if: (i) prior to the time on which such stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; (ii) the interested stockholder owns 85% of the corporation’s voting stock upon consummation of the transaction that made him, her or it an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) at or after the time on which such stockholder becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by at least two-thirds (66-2/3%) of the outstanding voting stock not owned by the interested stockholder.

Companies are entitled to opt out of the business combination provisions of the DGCL.

Nevada law provides certain protections to stockholders in connection with certain business combinations.

The NRS imposes a maximum moratorium of two years on business combinations. However, NRS 78.411 to 78.444, inclusive, regulate combinations more stringently. First, an interested stockholder is defined as a beneficial owner of 10% or more of the voting power. Second, the two-year moratorium can be lifted only by advance approval of the combination or the transaction by which such person first becomes an interested stockholder by a corporation’s board of directors or unless the combination is approved by the board and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Finally, after the two-year period, a combination remains prohibited unless (i) it is approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested stockholder and its affiliates and associates or (ii) the interested stockholders satisfy certain fair value requirements. But note that these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. The combinations statutes in Nevada apply only to a “resident domestic corporation” which is limited to Nevada corporations with 200 or more stockholders of record. As of the record date, the Company has more than 200 stockholders of record.

Companies are entitled to opt out of the business combination provisions of the NRS.

Under the NRS, a corporation can opt-out of the business combinations provisions of the NRS by including a provision expressly electing not to be governed by NRS 78.411 to 78.444, inclusive, within its original articles of incorporation or an amendment to the articles of incorporation. If the corporation is a “resident domestic corporation” when it adopts an amendment to its articles of incorporation expressly electing not to be governed by NRS 78.411 to 78.444, inclusive, the amendment must be approved by a majority of the outstanding voting power not then beneficially owned by interested stockholders or their affiliates and associates and the opt-out by such amendment would not be effective until 18 months after the vote of the stockholders to approve the amendment, and would not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. The Nevada Charter does not include a provision expressly electing not to be governed by the business combination provisions of NRS 78.411 to 78.444, inclusive.

Issue	Delaware	Nevada
Acquisition of Controlling Interests	Delaware law does not have similar provisions.

In addition to certain restrictions on business combinations with interested stockholders, Nevada law also protects the corporation and its stockholders from persons acquiring a “controlling interest” in a corporation. The provisions can be found in NRS 78.378 to 78.3793, inclusive.

Pursuant to NRS 78.379, any person who acquires a controlling interest in a corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one fifth or more but less than one third, (ii) one third or more but less than a majority or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares, and the corporation must comply with the demand.

NRS 78.378(1) provides that the control share statutes of the NRS do not apply to any acquisition of a controlling interest in an issuing corporation if the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by the acquiring person provide that the provisions of those sections do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. In addition, NRS 78.3788 provides that the controlling interest statutes apply as of a particular date only to a corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the corporation’s stock ledger at all times during the 90 days immediately preceding that date, and which does business directly or indirectly in Nevada. NRS 78.378(2) provides that the corporation may impose stricter requirements if it so desires. Corporations are entitled to opt out of the above controlling interest provisions of the NRS.

Issue	Delaware	Nevada
Stockholder Vote for Mergers and Other Corporate Reorganizations

Under the DGCL, unless the certificate of incorporation specifies a higher percentage, the stockholders of a corporation that is being acquired in a merger or selling substantially all of its assets must authorize such merger or sale of assets by vote of an absolute majority of outstanding shares entitled to vote. The corporation’s board of directors must also approve such transaction.

The DGCL does not require a stockholder vote of a constituent corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (i) the plan of merger does not amend the existing certificate of incorporation, (ii) each share of stock of such constituent corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the effective date of merger and (iii) either no shares of the common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or treasury shares of the common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

Under the NRS, a merger or sale of all assets requires authorization by stockholders of the corporation being acquired or selling its assets by at least a majority of the voting power of the outstanding shares entitled to vote, as well as approval of such corporation’s board of directors. Although a substantial body of case law has been developed in Delaware as to what constitutes the “sale of substantially all of the assets” of a corporation, it is difficult to determine the point at which a sale of virtually all, but less than all, of a corporation’s assets would be considered a “sale of all of the assets” of the corporation for purposes of Nevada law. It is possible that many sales of less than all of the assets of a corporation requiring stockholder authorization under Delaware law would not require stockholder authorization under Nevada law.

The NRS does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances.

Issue	Delaware	Nevada
Appraisal or Dissenter’s Rights

In Delaware, dissenting stockholders of a corporation engaged in certain major corporate transactions are entitled to appraisal rights. Appraisal or dissenter’s rights permit a stockholder to receive cash generally equal to the fair value of the stockholder’s shares (as determined by agreement of the parties or by a court) in lieu of the consideration such stockholder would otherwise receive in any such transaction.

Under Section 262 of the DGCL, appraisal rights are generally available for the shares of any class or series of stock of a Delaware corporation in a merger, consolidation or conversion, provided that no appraisal rights are available with respect to shares of any class or series of stock if, at the record date for the meeting held to approve such transaction, such shares of stock, or depositary receipts in respect thereof, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders, unless the stockholders receive in exchange for their shares anything other than shares of stock of the surviving or resulting corporation (or depositary receipts in respect thereof), or of any other corporation that is listed on a national securities exchange or held by more than 2,000 holders of record, cash in lieu of fractional shares or fractional depositary receipts described above or any combination of the foregoing.

In addition, Section 262 of the DGCL allows beneficial owners of shares to file a petition for appraisal without the need to name a nominee holding such shares on behalf of such owner as a nominal plaintiff and makes it easier than under Nevada law to withdraw from the appraisal process and accept the terms offered in the merger, consolidation or conversion. Under the DGCL, no appraisal rights are available to stockholders of the surviving or resulting corporation if the merger did not require their approval.

In Nevada, dissenting stockholders of a corporation engaged in certain major corporate transactions are entitled to appraisal rights. Appraisal or dissenter’s rights permit a stockholder to receive cash generally equal to the fair value of the stockholder’s shares (as determined by agreement of the parties or by a court) in lieu of the consideration such stockholder would otherwise receive in any such transaction.

Under the NRS, a stockholder is entitled to dissent from, and obtain payment for, the fair value of the stockholder’s shares in the event of (i) certain acquisitions of a controlling interest in the corporation, (ii) consummation of a plan of merger, if approval by the stockholders is required for the merger, regardless of whether the stockholder is entitled to vote on the merger or if the domestic corporation is a subsidiary and is merged with its parent, or if the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133, (iii) consummation of a plan of conversion to which the corporation is a party, (iv) consummation of a plan of exchange in which the corporation is a party, (v) any corporate action taken pursuant to a vote of the stockholders, if the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares, or (vi) any corporate action to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

Holders of covered securities (generally those that are listed on a national securities exchange), any shares traded in an organized market and held by at least 2,000 stockholders of record with a market value of at least $20,000,000, and any shares issued by an open end management investment company registered under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value are generally not entitled to dissenter’s rights. However, this exception is not available if (i) the articles of incorporation of the corporation issuing the shares provide that such exception is not available, (ii) the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provides otherwise or (iii) the holders of the class or series of stock are required by the terms of the corporate action to accept for the shares anything except cash, shares of stock or other securities as described in NRS 92A.390(3) or any combination thereof. The NRS prohibits a dissenting stockholder from voting his or her shares or receiving certain dividends or distributions after his or her dissent.

Special Meetings of the Stockholders	The DGCL permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting.	The NRS permits special meetings of stockholders to be called by the entire board of directors, any two directors or the President, unless the articles of incorporation or bylaws provide otherwise.

Special Meetings Pursuant to Petition of Stockholders	The DGCL provides that a director or a stockholder of a corporation may apply to the Court of Chancery of Delaware if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the special meeting or, if there is no date designated, within 13 months after the last annual meeting.	Under the NRS, stockholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected.

Issue	Delaware	Nevada
Adjournment of Stockholder Special Meetings	Under the DGCL, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.	In contrast, under the NRS, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board of directors of the corporation fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 60 days later than the date set for the original meeting, in which case a new record date must be fixed and notice given.

Duration of Proxies	Under the DGCL, a proxy executed by a stockholder may not be voted after a period of three years from its date, unless the proxy provides for a longer period.	Under the NRS, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years. The NRS also provides for irrevocable proxies, without limitation on duration, in limited circumstances.

Quorum and Voting	The DGCL provides that the certificate of incorporation and bylaws may establish quorum and voting requirements, but in no event shall quorum consist of less than one-third of the shares entitled to vote. If the certificate of incorporation and bylaws are silent as to specific quorum and voting requirements: (a) a majority of the shares entitled to vote shall constitute a quorum at a meeting of stockholders; (b) in all matters other than the election of directors, the affirmative vote of the majority of shares present at the meeting and entitled to vote on the subject matter shall be the act of the stockholders; (c) directors shall be elected by a plurality of the votes of the shares present at the meeting and entitled to vote on the election of directors; and (d) where a separate vote by a class or series is required, a majority of the outstanding shares of such class or series shall constitute a quorum entitled to take action with respect to that vote on that matter and, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series present at the meeting shall be the act of such class or series or classes or series. A bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board.	The NRS provides that, unless Chapter 78 of the NRS, the articles of incorporation or bylaws provide otherwise, a majority of the voting power of the corporation, present in person or by proxy at a meeting of stockholders (regardless of whether the proxy has authority to vote on any matter), constitutes a quorum for the transaction of business. Under the NRS, unless Chapter 78, the articles of incorporation or bylaws provide for different proportions, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Unless provided otherwise in the corporation’s articles of incorporation or bylaws, directors are elected at the annual meeting of stockholders by plurality vote.

Issue	Delaware	Nevada
Stockholder Inspection Rights	The DGCL grants any stockholder or beneficial owner of shares the right, upon written demand under oath stating the proper purpose thereof, either in person or by attorney or other agent, to inspect and make copies and extracts from a corporation’s stock ledger, list of stockholders and its other books and records for any proper purpose. A proper purpose is one reasonably related to such person’s interest as a stockholder.

The NRS grants any person who has been a stockholder of record of a corporation for at least six months immediately preceding the demand, or any person holding, or thereunto authorized in writing by the holders of, at least 5% of all of its outstanding shares, upon at least five days’ written demand the right to inspect in person or by agent or attorney, during usual business hours (i) the articles of incorporation and all amendments thereto, (ii) the bylaws and all amendments thereto and (iii) a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively. A Nevada corporation may require a stockholder to furnish the corporation with an affidavit that such inspection is for a proper purpose related to his or her interest as a stockholder of the corporation.

In addition, the NRS grants certain stockholders the right to inspect the books of account and records of a corporation for any proper purpose. The right to inspect the books of account and all financial records of a corporation, to make copies of records and to conduct an audit of such records is granted only to a stockholder who owns at least 15% of the issued and outstanding shares of a Nevada corporation, or who has been authorized in writing by the holders of at least 15% of such shares. However, these requirements do not apply to any corporation that furnishes to its stockholders a detailed annual financial statement or any corporation that has filed during the preceding 12 months all reports required to be filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

Business Opportunities	Under Delaware law, the corporate opportunity doctrine holds that a corporate officer or director may not generally and unilaterally take a business opportunity for his or her own if: (i) the corporation is financially able to exploit the opportunity; (ii) the opportunity is within the corporation’s line of business; (iii) the corporation has an interest or expectancy in the opportunity; and (iv) by taking the opportunity for his or her own, the corporate fiduciary will thereby be placed in a position inimical to his duties to the corporation. The DGCL permits a Delaware corporation to renounce, in its certificate of incorporation or by action of the board of directors, any interest or expectancy of the corporation in, or being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.	The NRS permits a Nevada corporation to renounce, in its articles of incorporation or by action of the board of directors, any interest or expectancy to participate in specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.

What Doesn’t Change After the Nevada Redomestication?

Apart from being governed by the Nevada Articles of Incorporation, Nevada Bylaws and the NRS, upon completion of the Nevada Redomestication, the Company will continue to exist, without interruption, in the form of a Nevada corporation. By virtue of the Nevada Redomestication, all of the rights, privileges and powers of the Company, and all property, real, personal and mixed, and all debts due to the Company, as well as all other things and causes of action belonging to the Company, will remain vested in the Nevada Corporation and will be the property of the Nevada Corporation. In addition, the Nevada Corporation will have all debts, liabilities and duties of the Company and the same may be enforced against the Nevada Corporation.

No Change in Business, Jobs or Physical Location

The Nevada Redomestication will not result in any change in business, jobs, management, properties, location of any of our offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the costs related to the Nevada Redomestication).

Our management, including all directors and officers and the positions they respectively hold, will be unchanged as a result of the Nevada Redomestication. To the extent that the Nevada Redomestication will require the consent or waiver of a third party, the Company will use commercially reasonable efforts to obtain such consent or waiver before completing the Nevada Redomestication. The Company does not expect that any such required consent will impede its ability to redomesticate to Nevada. The Nevada Redomestication will not otherwise adversely affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of the Nevada Corporation.

No Securities Act Consequences

The Company will continue to be a publicly held company following completion of the Nevada Redomestication, and its common stock will continue to be listed on Nasdaq under the corporate name, “Onfolio Holdings Inc.” and its existing trading symbol “ONFO”. The Company will continue to file required periodic reports and other documents with the SEC. There is not expected to be any interruption in the trading of the common stock as a result of the Nevada Redomestication. We and our stockholders will be in the same respective positions under the federal securities laws after the Nevada Redomestication as we and our stockholders were prior to the Nevada Redomestication.

No Exchange of Stock Certificates Required

Stockholders will not have to exchange their existing stock certificates for new stock certificates.

No Material Accounting Implications

Effecting the Nevada Redomestication will not have any material accounting implications.

Certain Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of the Nevada Redomestication to holders of the shares of the common stock of the Company as a Delaware corporation (the “Delaware Common Stock”), each of which shares shall be converted into one share of common stock of the Company as a Nevada corporation (the “Nevada Common Stock”) in connection with the Nevada Redomestication.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated or proposed thereunder (collectively, the “Treasury Regulations”), judicial authority, and administrative rulings and practice, all as in effect as of the date of this proxy statement, and all of which are subject to change at any time, possibly with retroactive effect. We have not sought and will not seek an opinion from counsel or any ruling from the Internal Revenue Service (the “IRS”) with respect to the U.S. federal income tax consequences of the Nevada Redomestication, and there can be no assurance that the IRS will not take a contrary position to the U.S. federal income tax consequences described below or that any such contrary position will not be sustained by a court. This discussion is limited to holders of the Delaware Common Stock that are U.S. holders (as defined below) who hold their shares of Delaware Common Stock as capital assets within the meaning of Section 1221 of the Code. Further, this discussion does not discuss all tax considerations that may be relevant to holders of the Delaware Common Stock in light of their particular circumstances (including the Medicare tax imposed on net investment income and the alternative minimum tax), nor does it address any tax consequences to holders subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein), mutual funds, regulated investment companies, holders that acquired their shares of common stock pursuant to the exercise of employee stock options or otherwise as compensation, financial institutions, insurance companies, dealers or traders in securities, holders that have a functional currency other than the U.S. dollar, U.S. expatriates and former citizens or former long-term residents of the United States, persons subject to the alternative minimum tax, non-U.S. persons, and holders that hold their shares of common stock as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment, or other risk-reduction transaction for U.S. federal income tax purposes. This discussion does not address any U.S. federal estate, gift, or other non-income tax consequences or any state, local, or foreign tax consequences.

For purposes of this section, a “U.S. holder” is a beneficial owner of the Delaware Common Stock that is, for U.S. federal income tax purposes, (i) an individual that is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state or political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if (a) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (b) it has a valid election in place under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as partnership for U.S. federal income tax purposes) holds shares of the Delaware Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding shares of the Delaware Common Stock should consult his, her or its tax advisor regarding the tax consequences of the Nevada Redomestication.

Treatment of the Nevada Redomestication.

Subject to the caveats and qualifications noted above, we intend the Nevada Redomestication, under U.S. federal income tax law, to qualify as a tax-free “reorganization” within the meaning of Section 368(a)(1)(F) of the Code. Assuming the Nevada Redomestication qualifies as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, then, for U.S. federal income tax purposes:

●	no gain or loss is expected to be recognized by, and no amount is expected to be included in the income of, a holder of the Delaware Common Stock upon the conversion of such Delaware Common Stock into the Nevada Common Stock in connection with the Nevada Redomestication;

●	the aggregate tax basis of the shares of the Nevada Common Stock received by a holder of shares of the Delaware Common Stock in connection with the Nevada Redomestication is expected to equal the aggregate tax basis of the shares of the Delaware Common Stock converted into such shares of the Nevada Common Stock; and

●	the holding period of the shares of the Nevada Common Stock received by a holder of the Delaware Common Stock in connection with the Nevada Redomestication is expected to include the holding period of the common stock converted into such shares of the Nevada Common Stock.

Stockholders that have acquired different blocks of the Delaware Common Stock at different times or at different prices, and whose blocks of such common stock are converted into shares of Nevada Common Stock in connection with the Nevada Redomestication, should consult their tax advisors regarding the allocation of their aggregate tax basis among, and the holding period of, such shares of the Nevada Common Stock.

Information Reporting

A U.S. holder of the Delaware Common Stock that owns at least 5% of the outstanding stock of the Company (by vote or value) immediately before the Nevada Redomestication will generally be required to attach to such holder’s U.S. federal income tax return for the year in which the Nevada Redomestication occurs a statement setting forth certain information relating to the Nevada Redomestication, including the aggregate fair market value and tax basis of the stock of such holder converted in connection with the Nevada Redomestication. Holders of the Delaware Common Stock should consult their tax advisors to determine whether they are required to provide the foregoing statement.

THE PRECEDING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY NON-INCOME, STATE, LOCAL, OR NON-U.S. TAX CONSEQUENCES OF THE NEVADA REDOMESTICATION. ALL HOLDERS OF THE DELAWARE COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE NEVADA REDOMESTICATION TO THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, NON-U.S. AND OTHER TAX LAWS, AS WELL AS TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

Additional Information

Regulatory Matters

The consummation of the Nevada Redomestication requires the filing of the Articles of Conversion and the Nevada Charter with the office of the Nevada Secretary of State and the Certificate of Conversion with the Office of the Secretary of State in Delaware. No other regulatory or governmental approvals or consents will be required in connection with the Nevada Redomestication.

Appraisal Rights

Under the DGCL, holders of our common stock are not entitled to appraisal rights with respect to the Nevada Redomestication described in this Proposal 2. However, holders of our Series A Preferred Stock who comply with the procedures of Section 262 of the DGCL may seek appraisal of their shares in connection with the Redomestication.

Interest of Certain Persons

Our Board has found that the corporate laws of the State of Delaware and the State of Nevada are substantially equivalent, at least on net (i.e., balancing relevant considerations against one another) and as relevant to the Company. As part of its process, the Board considered whether incorporating in Nevada would convey any non-ratable benefits on any of the Company’s directors or officers. Its process did not identify any such non-ratable benefits. However, others may allege, and stockholders should be aware in voting on the Nevada Redomestication, that our directors and executive officers may be considered to have interests in the transaction that are different from, or in addition to, the interests of the stockholders generally. Our Board has considered these matters, among other matters, in reaching the decision to approve the Nevada Redomestication and to recommend that our stockholders vote in favor of this proposal.

Conclusion

After careful review of all of the factors, taken together, the Board believes that the Nevada Redomestication is in the best interests of the Company and all of its stockholders, and the Board recommends that stockholders vote “FOR” the Nevada Redomestication.

Effect of Vote for Approval

A vote in favor of this proposal is a vote to approve the Plan of Conversion and therefore the Nevada Redomestication. A vote in favor of this proposal is also effectively a vote in favor of the Nevada Charter and the Nevada Bylaws.

Effect of Not Obtaining the Required Vote for Approval

If the Nevada Redomestication fails to obtain the requisite vote for approval, the Nevada Redomestication will not be consummated, and the Company will continue to be incorporated in Delaware and subject to the Delaware Charter, Bylaws, and the DGCL.

Vote required

Proposal 2 requires stockholders to approve the Nevada Redomestication. It requires the affirmative vote (“FOR”) of a majority of outstanding shares of Common Stock entitled to vote thereon. With respect to approval of the Nevada Redomestication, you may vote “FOR”, “AGAINST” or “ABSTAIN.”

Voting Recommendation

The Board unanimously recommends a vote “FOR” Proposal 2.

THE BOARD RECOMMENDS A VOTE “FOR” THE REDOMESTICATION PROPOSAL.

PROPOSAL THREE: ADJOURNMENT PROPOSAL

TO APPROVE ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT

General

In addition to the Reverse Stock Splits Proposal and Redomestication Proposal, our stockholders are also being asked to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the Reverse Stock Splits Proposal and/or the Redomestication Proposal, if there are insufficient votes at the time of such adjournment to approve and adopt any or all of the Reverse Stock Splits Proposal and/or the Redomestication Proposal (the “Adjournment Proposal”). If the Adjournment Proposal is approved, the Special Meeting could be successively adjourned to another date. In addition, the Board could postpone the Special Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their exercise at the adjourned meeting.

Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in this Proposal that is not shared by all of our other stockholders.

Vote Required

Approval of Proposal 3 requires that the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, in accordance with Section 216(2) of the DGCL. Abstentions will be counted as votes against and will have effect on the outcome of Proposal 3. they will also be counted for purposes of determining whether a quorum is present. Because the Adjournment Proposal is generally considered a routine matter, we do not expect any broker non-votes with respect to Proposal 3.

OUR BOARD RECOMMENDS A VOTE “FOR” ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE REVERSE STOCK SPLITS PROPOSAL AND THE REDOMESTICATION PROPOSAL, IF THERE ARE NOT SUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE AND ADOPT THE REVERSE STOCK SPLITS PROPOSAL AND THE REDOMESTICATION PROPOSAL.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL

Appendix A

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

ONFOLIO HOLDINGS INC.

Onfolio Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Onfolio Holdings Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Certificate of Incorporation”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on [●], 2026.

THIRD: Article Fourth of the Certificate of Incorporation is hereby amended by inserting the following previous below the last sentence in Article Fourth of the Certificate of Incorporation:

“Upon the filing of this Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each [____ (___)] outstanding shares of Common Stock outstanding immediately prior to the Effective Time (the “2026 Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “[Month] 2026 New Common Stock”) based on a ratio (the “[Month] 2026 Reverse Split Ratio”) of one share of [Month] 2026 New Common Stock for each [____ (___)] shares of 2026 Old Common Stock (the “[Month] 2026 Reverse Split”). This [Month] 2026 Reverse Split of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth under this Article Fourth.

The [Month] 2026 Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of [Month] 2026 New Common Stock and whether or not certificates representing such holders’ shares prior to the [Month] 2026 Reverse Split are surrendered for cancellation. No fractional interest in a share of [Month] 2026 New Common Stock shall be deliverable upon the [Month] 2026 Reverse Split, all of which shares of [Month] 2026 New Common Stock be rounded up to the nearest whole number of such shares. All references to “Common Stock” in these Articles shall be to the [Month] 2026 New Common Stock.

The [Month] 2026 Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis, except that the [Month] 2026 Reverse Split will be effectuated on a certificate-by-certificate basis for shares held by registered holders. For shares held in certificated form, certificates dated as of a date prior to the Effective Time representing outstanding shares of 2026 Old Common Stock shall, after the Effective Time, represent a number of shares of [Month] 2026 New Common Stock as is reflected on the face of such certificates for the 2026 Old Common Stock, divided by the [Month] 2026 Reverse Split Ratio and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of [Month] 2026 New Common Stock outstanding as a result of the [Month] 2026 Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the [Month] 2026 Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of New York Time on the date written below.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this [●] day of [●], 2026.

ONFOLIO HOLDINGS INC.

By:
Dominic Wells
Director and Chief Executive Officer

A-2

Appendix B

PLAN OF CONVERSION

OF

ONFOLIO HOLDINGS INC.,

A DELAWARE CORPORATION,

TO

ONFOLIO HOLDINGS INC.,

A NEVADA CORPORATION

This Plan of Conversion (this “Plan”) sets forth certain terms of the conversion of Onfolio Holdings Inc., a Delaware corporation (the “Delaware Corporation”), to Onfolio Holdings Inc., a Nevada corporation (the “Nevada Corporation”), pursuant to the terms of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) and Chapters 78 and 92A of the Nevada Revised Statutes (as amended, the “NRS”).

RECITALS

A. The Delaware Corporation was incorporated on  July 20, 2020.

B. Upon the terms and subject to the conditions set forth in this Plan, and in accordance with Section 266 of the DGCL and Section 92A.195 of the NRS, the Delaware Corporation will be converted to the Nevada Corporation.

C. The Board of Directors of the Delaware Corporation (the “Board”) has (i) determined that the Conversion (as defined below) is advisable and in the best interests of the Delaware Corporation and its stockholders and recommended the approval of the Conversion by the stockholders of the Delaware Corporation and (ii) approved and adopted this Plan, the Conversion, and the other documents and transactions contemplated by this Plan, including the Nevada Articles of Incorporation and the Nevada Bylaws, the Delaware Certificate of Conversion and the Nevada Articles of Conversion (as each is defined below).

D. The stockholders of the Delaware Corporation have approved and adopted this Plan, the Conversion, and the other documents and transactions contemplated by this Plan, including the Nevada Articles of Incorporation and the Nevada Bylaws, the Delaware Certificate of Conversion and the Nevada Articles of Conversion.

E. In connection with the Conversion, at the Effective Time (as hereinafter defined), each validly issued, fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Delaware Corporation (the “Delaware Common Stock”) that is issued and outstanding or held in treasury immediately prior to the Effective Time shall be converted into one share of validly issued and nonassessable share of Common Stock, par value $0.001 per share, of the Nevada Corporation (the “Nevada Common Stock”) of the Nevada Corporation.

F. In connection with the Conversion, at the Effective Time, each validly issued, fully paid and nonassessable share of Preferred Stock, par value $0.001 per share, of the Delaware Corporation, including each share of the 1,000,000 shares designated as Series A Preferred Stock, that is issued and outstanding or held in treasury immediately prior to the Effective Time shall automatically be converted into one share of corresponding Preferred Stock, par value $0.001 per share, of the Nevada Corporation, including Series A Preferred Stock, on the same terms, including all the same rights, preferences, privileges, and restrictions.

G. The mode of carrying out the Conversion into effect shall be as described in this Plan.

ARTICLE I

THE CONVERSION

1.1 Conversion. At the Effective Time (as hereinafter defined), the following shall occur (collectively, the “Conversion”): the Delaware Corporation will be converted into the Nevada Corporation, pursuant to and in accordance with, the provisions of this Plan and Section 266 of the DGCL and Section 92A.195 of the NRS, whereupon the Delaware Corporation will continue its existence in the organizational form of the Nevada Corporation, which will be subject to the laws of the State of Nevada and shall be governed by the Nevada Governing Documents (as defined below).

1.2 Conversion Filings. The Delaware Corporation shall cause a certificate of conversion in the form attached hereto as Exhibit A (the “Delaware Certificate of Conversion”) to be properly executed and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) and shall cause (i) articles of conversion in the form attached hereto as Exhibit B (the “Nevada Articles of Conversion”) and (ii) the articles of incorporation of the Nevada Corporation in the form attached hereto as Exhibit C (the “Nevada Articles of Incorporation”) to be properly executed and filed with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”), and the Delaware Corporation or the Nevada Corporation, as applicable, shall make all other filings or recordings required by the DGCL or the NRS in connection with the Conversion.

1.3 Approval. The Board and the stockholders of the Delaware Corporation have approved and adopted this Plan, and the other documents and transactions contemplated by this Plan, including the Nevada Articles of Incorporation and Nevada Bylaws, the Delaware Certificate of Conversion and the Nevada Articles of Conversion.

1.4 Effective Time. The Conversion will become effective (a) upon the later of the filing of the Delaware Certificate of Conversion with the Delaware Secretary of State and the filing of the Nevada Articles of Conversion and Nevada Articles of Incorporation with the Nevada Secretary of State or (b) at a such later time (if any) as may be specified in the Delaware Certificate of Conversion and the Nevada Articles of Conversion (the “Effective Time”).

ARTICLE II

ORGANIZATION

2.1 Nevada Governing Documents. At the Effective Time, the Nevada Articles of Incorporation and the Bylaws of the Nevada Corporation (the “Nevada Bylaws” in the form attached hereto as Exhibit D (together with the Nevada Articles of Incorporation, the “Nevada Governing Documents”), shall govern the Nevada Corporation until amended and/or restated in accordance with the Nevada Governing Documents and applicable law.

2.2 Directors and Officers. From and after the Effective Time, by virtue of the Conversion and without any further action on the part of the Delaware Corporation, the Nevada Corporation, or any stockholders thereof, the members of the Board and the officers of the Delaware Corporation holding their respective offices in the Delaware Corporation existing immediately prior to the Effective Time shall continue in their respective offices as members of the Board and officers of the Nevada Corporation.

ARTICLE III

EFFECT OF THE CONVERSION

3.1 Effect of Conversion. At the Effective Time, the effect of the Conversion will be as provided by this Plan and by the applicable provisions of the DGCL and the NRS. Without limitation of the foregoing, for all purposes of the laws of the States of Delaware and Nevada, all of the rights, privileges, and powers of the Delaware Corporation, and all property, real, personal, and mixed, and all debts due to the Delaware Corporation, as well as all other things and causes of action belonging to the Delaware Corporation, shall remain vested in the Nevada Corporation and shall be the property of the Nevada Corporation, and all debts, liabilities, and duties of the Delaware Corporation shall remain attached to the Nevada Corporation, and may be enforced against the Nevada Corporation to the same extent as if such debts, liabilities, and duties had originally been incurred or contracted by the Nevada Corporation.

3.2 Conversion of Shares. At the Effective Time, by virtue of the Conversion and without any further action by the Delaware Corporation, the Nevada Corporation, or any stockholders thereof, each share of Delaware Common Stock that is issued and outstanding or held in treasury immediately prior to the Effective Time shall automatically be converted into one share of Nevada Common Stock.

At the Effective Time, by virtue of the Conversion and without any further action by the Delaware Corporation, the Nevada Corporation, or any stockholders thereof, each share of Preferred Stock, par value $0.001 per share, of the Delaware Corporation, including each share of Series A Preferred Stock, that is issued and outstanding or held in treasury immediately prior to the Effective Time shall automatically be converted into one share of corresponding Preferred Stock, par value $0.001 per share, of the Nevada Corporation, including Series A Preferred Stock, with all the same rights, preferences, privileges, and restrictions.

3.3 Effect on Stock Certificates. All of the outstanding certificates representing shares of Delaware Common Stock immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Nevada Common Stock.

All of the outstanding certificates representing shares of Preferred Stock, including Series A Preferred Stock, of the Delaware Corporation immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of corresponding Preferred Stock, including Series A Preferred Stock, of the Nevada Corporation.

3.4 Conversion of Warrants and Other Securities. At the Effective Time, by virtue of the Conversion and without any further action by the Delaware Corporation, the Nevada Corporation, the stockholders thereof or any other person, any warrant, stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or exchange for, or based on the value of, shares of Delaware Common Stock and Preferred Stock, including Series A Preferred Stock, that is outstanding immediately prior to the Effective time, shall automatically become and constitute a warrant, option, restricted stock unit, equity or equity-based award or other right to acquire any, or of any instrument to convert into or exchange for the same amount of shares of Nevada Common Stock and Preferred Stock, including Series A Preferred Stock, as the holder of such warrant, stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right would have been entitled to receive had such holder exercised or converted such warrant, stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right in full immediately prior to the Effective Time (not taking into account whether such warrant, stock option, restricted stock unit, performance stock unit, equity or equity-based award or other right was in fact exercisable or convertible at such time), at the same exercise/conversion price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other terms and conditions.

3.5 Effect on Employee Benefit, Equity Incentive or Other Similar Plans. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Delaware Corporation, the Nevada Corporation, or any stockholder thereof, each employee benefit plan, equity incentive plan or other similar plan to which the Delaware Corporation is a party shall continue to be a plan of the Nevada Corporation.

ARTICLE IV

MISCELLANEOUS

4.1 Abandonment or Amendment. At any time prior to the filing of the Certificate of Conversion with the Delaware Secretary of State, the Delaware Corporation, by action of the Board, may abandon the proposed Conversion and terminate this Plan to the extent permitted by law or may amend this Plan if, in the opinion of the Board of the Delaware Corporation, such action would be in the best interests of the Delaware Corporation and its stockholders. In the event of termination of this Plan, this Plan shall become void and of no further force or effect.

4.2 Captions. The captions in this Plan are for convenience only and shall not be considered a part, or to affect the construction or interpretation, of any provision of this Plan.

4.3 Tax Reporting. The Conversion is intended to be a “reorganization” for purposes of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Plan of Conversion is hereby adopted as a “plan of reorganization” for purposes of the Section 368(a)(1)(F) of the Code.

4.4 Governing Law. This Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

4.5 Severability. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

Appendix C

NEVADA ARTICLES OF INCORPORATION

ARTICLES OF INCORPORATION

OF

ONFOLIO HOLDINGS INC.

ARTICLE I.

NAME OF ENTITY

The name of the corporation is Onfolio Holdings Inc. (hereinafter sometimes referred to as the “Corporation”).

ARTICLE II.
DOMESTICATION AND CONTINUATION

The Corporation is being domesticated in the State of Nevada pursuant to Chapters 78 and 92A of the Nevada Revised Statutes by conversion from Delaware. Upon effectiveness of the domestication, the Corporation shall continue its existence as a Nevada corporation and shall be deemed to be the same entity as the Delaware company for purposes of Nevada law. The domestication shall not constitute a dissolution, winding up, liquidation or termination of the Corporation.

ARTICLE III.

REGISTERED AGENT AND REGISTERED OFFICE

The name and address of the Corporation’s registered agent for service of process in the State of Nevada is:

VStock Transfer LLC

18 Lafayette Place,

Woodmere, New York, NY 11598

ARTICLE IV.

DIRECTORS

A. Number of Directors

The number of members of the entire Board shall be fixed, from time to time, exclusively by the Board, in accordance with the bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof and thereof, the “Bylaws”).

B. Vacancies

A director shall hold office until the annual meeting of the stockholders and until his successor shall be elected, subject, however, to the director’s prior death, resignation, retirement, disqualification or removal from office. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy on the Board of Directors, howsoever resulting (including vacancies created as a result of a resolution of the Board of Directors increasing the authorized number of directors), may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

C. Removal

Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director or the entire Board may be removed from office at any time, with or without cause, at a special meeting of stockholders called for that purpose by a vote of the holders of two-thirds of the voting power of the issued and outstanding stock entitled to vote.

ARTICLE V.

PURPOSE

The purpose for which the Corporation is organized is to engage in or transact any and all lawful activities or business for which a corporation may be incorporated under the laws of the State of Nevada. The Corporation shall have all of the corporate powers enumerated in the Nevada Revised Statutes (“NRS”).

ARTICLE VI.

AUTHORIZED SHARES

A. Authorized Shares

The total number of shares of stock that the Corporation shall have the authority to issue is Six Hundred Five Million (605,000,000) shares, of which Five Million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share (“Preferred Stock”), of which 1,000,000 shares of preferred stock have been designated by our Board as Series A preferred stock (“Series A Preferred Stock”), and Six Hundred Million (600,000,000) shares shall be classified as Common Stock, par value $0.001 per share (“Common Stock”). The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock and the issuance thereof in one or more series without the approval of the stockholders of the Corporation.

B. Provisions Relating to Common Stock

1. Relative Rights. All rights, privileges, preferences, and priorities as set forth in the following provisions for the Common Stock shall be subject to any and all rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock.

2. Voting Rights. Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation. On all matters upon which stockholders are entitled or permitted to vote, every holder of Common Stock shall be entitled to cast one (1) vote in person or by proxy for each outstanding share of Common Stock standing in such holder’s name on the transfer books of the Corporation.

3. Dividends. Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.

4. Dissolution, Liquidation, Winding Up. Subject to the rights of the holders of Preferred Stock, in the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, Shares of Common Stock shall be entitled to receive assets and funds of the Corporation available for distribution. A dissolution, liquidation or winding up of the Corporation, as such terms are used in this Section, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

C. Provisions Related to Preferred Stock

1. Issuance, Designations, Powers, etc. The Board of Directors is expressly authorized, subject to limitations prescribed by the NRS, the relevant national securities exchange and the provisions of these Articles of Incorporation, to provide, by resolution for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h) Any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

2. Dissolution, Liquidation, Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

C. Provisions Related to Series A Preferred Stock

1. Designation. There shall be a series of Preferred Stock designated as “Series A Preferred Stock” (the “Series A Preferred Stock”), consisting of 1,000,000 shares. The rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock shall be as set forth herein.

2. Defined Terms. For purposes hereof, the following terms shall have the following meanings: “Board” means the board of directors of the Corporation. “Articles of Incorporation” means these Articles of Incorporation, as amended from time to time. “Common Stock” means the common stock, par value $0.001 per share, of the Corporation. “Corporation” has the meaning set forth in Article I. “Date of Issuance” means, for any Share of Series A Preferred Stock, the date on which the Corporation initially issues such Share, without regard to any subsequent transfer of such Share or reissuance of the certificate or certificates representing such Share. “Dividend Payment Date” has the meaning set forth in Section 4.1. “Junior Securities” means, collectively, the Common Stock and any other class of securities that is specifically designated as junior to the Series A Preferred Stock. “Liquidation” has the meaning set forth in Section 5.1. “Liquidation Value” means, with respect to any Share on any given date, $25.00, as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series A Preferred Stock. “Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity. “Preferred Stock” has the meaning set forth in Article VI.A. “Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time. “Series A Preferred Stock” has the meaning set forth in Section 1. “Series A Redemption” has the meaning set forth in Section 7.1. “Series A Redemption Date” has the meaning set forth in Section 7.2. “Series A Redemption Notice” has the meaning set forth in Section 7.1. “Series A Redemption Price” has the meaning set forth in Section 7.1. “Share” means a share of Series A Preferred Stock. “Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person. “Supermajority Interest” has the meaning set forth in Section 6.2.

3. Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all Shares of Series A Preferred Stock shall rank senior to all Junior Securities.

4. Dividends.

4.1. Accrual and Payment of Dividends. From and after the Date of Issuance of any Share, cumulative dividends on such Share shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, on a quarterly basis in arrears at the rate of 12% per annum on the sum of the Liquidation Value thereof plus all unpaid accrued and accumulated dividends thereon. All accrued dividends on any Share shall be paid in cash only when, as and if declared by the Board out of funds legally available therefor or upon a Liquidation or redemption of the Series A Preferred Stock in accordance with Section 5 or Section 7; provided, that to the extent not paid on the last day of March, June, September and December of each calendar year (each such date, a “Dividend Payment Date”), all accrued dividends on any Share shall accumulate on the applicable Dividend Payment Date whether or not declared by the Board and shall remain accumulated, non-compounding dividends until paid pursuant hereto. All accrued and accumulated dividends on the Shares shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities, other than to (a) declare or pay any dividend or distribution payable on the Common Stock in shares of Common Stock or (b) repurchase Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase.

4.2. Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued and accumulated with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued and accumulated but unpaid dividends on the Shares held by each such holder.

5. Liquidation.

5.1. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (collectively, a “Liquidation”), the holders of Shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder, plus all unpaid accrued and accumulated dividends on all such Shares, whether or not declared.

5.2. Insufficient Assets. If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares the full preferential amount to which they are entitled under Section 5.1, (a) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series A Preferred Stock in the aggregate upon such Liquidation if all amounts payable on or with respect to such Shares were paid in full, and (b)

the Corporation shall not make or agree to make any payments to the holders of Junior Securities.

5.3. Notice. In the event of any Liquidation, the Corporation shall, within ten (10) days of the date the Board approves such action, or no later than twenty (20) days of any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each holder of Shares written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of Shares upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of Shares of such material change.

6. Voting.

6.1. Voting Generally. Except as otherwise provided herein or as otherwise required by applicable Nevada law, Shares of Series A Preferred Stock shall have no voting rights other than as provided by Section 6.2. In any such vote, each Share of Series A Preferred Stock shall be entitled to one vote per Share as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each holder of outstanding Shares of Series A Preferred Stock shall be entitled to notice of all stockholder meetings, or requests for written consent, where holders of Series A Preferred Stock are entitled to vote, in accordance with the Bylaws.

6.2. Other Special Voting Rights. Without the prior written consent of holders of not less than two-thirds of the then total outstanding Shares of Series A Preferred Stock (a “Supermajority Interest”), voting separately as a single class with one vote per Share, in person or by proxy, either in writing without a meeting or at an annual or special meeting of such holders, and any other applicable stockholder approval requirements required by applicable Nevada law, the Corporation shall not take, and shall cause its Subsidiaries not to take or consummate, any of the following actions or transactions, and any such action or transaction without such prior written consent shall be null and void ab initio and of no force or effect: (a) create, or authorize the creation of, any additional class or series of capital stock of the Corporation, or any security convertible into or exercisable for any class or series of capital stock of the Corporation, or issue or sell, or obligate itself to issue or sell, any securities of the Corporation or any Subsidiary, or any security convertible into or exercisable for any class or series of capital stock of the Corporation or any Subsidiary, that ranks superior to or in parity with the Series A Preferred Stock in rights, preferences or privileges, including with respect to dividends, liquidation or redemption; (b) other than as contemplated by these Articles of Incorporation, amend, alter, modify or repeal this Section C of Article VI; (c) redeem, purchase or otherwise acquire, or pay or declare any dividend or other distribution on, or pay into or set aside for a sinking fund for any such purpose, any capital stock of the Corporation; provided, that this restriction shall not apply to (i) the redemption or repurchase of or the payment of dividends on Shares of Series A Preferred Stock pursuant hereto, (ii) the declaration or payment of any dividend or distribution payable on the Common Stock in shares of Common Stock, or (iii) the repurchase of Junior Securities held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase; (d) enter into, or become subject to, any agreement, instrument or other obligation which by its terms restricts the Corporation’s ability to perform its obligations under this Section C of Article VI, including the ability of the Corporation to pay dividends or make any redemption or other liquidation payment required hereunder; or (e) agree or commit to do any of the foregoing.

7. Redemption.

7.1. Redemption. At any time and from time to time on or after January 1, 2026, the Corporation shall have the right to elect to have, out of funds legally available therefor, all or any portion of the then outstanding Shares of Series A Preferred Stock redeemed by the Corporation (a “Series A Redemption”) for a price per Share equal to the Liquidation Value for such Share, plus all unpaid accrued and accumulated dividends on such Share, whether or not declared (the “Series A Redemption Price”). Any such Series A Redemption shall occur not more than sixty (60) days following the date of notice by the Corporation to a holder of Series A Preferred Stock of a written redemption notice (the “Series A Redemption Notice”). In exchange for the surrender to the Corporation by the respective holders of Shares of Series A Preferred Stock of their certificate or certificates representing such Shares in accordance with Section 7.4, the aggregate Series A Redemption Price for all Shares held by each holder shall be payable in cash in immediately available funds to the respective holders of Series A Preferred Stock on the applicable Series A Redemption Date, and the Corporation shall contribute all of its assets to the payment of the Series A Redemption Price, and to no other corporate purpose, except to the extent prohibited by applicable Nevada law.

7.2. Redemption Notice. Each Series A Redemption Notice shall state: (a) the number of Shares of Series A Preferred Stock held by the holder that the Corporation shall redeem on the Series A Redemption Date specified in the Series A Redemption Notice; (b) the date of the closing of the redemption, which shall be no later than sixty (60) days following the date of notice by the Corporation of the Series A Redemption Notice, and the Series A Redemption Price; and (c) the manner and place designated for surrender by the holder to the Corporation of the certificate or certificates representing the Shares of Series A Preferred Stock to be redeemed. The applicable date shall be the “Series A Redemption Date.”

7.3. Insufficient Funds; Remedies for Nonpayment.

(a) Insufficient Funds. If on any Series A Redemption Date the assets of the Corporation legally available are insufficient to pay the full Series A Redemption Price for the total number of Shares to be redeemed pursuant to Section 7.1, the Corporation shall (i) take all appropriate action reasonably within its means to maximize the assets legally available for paying the Series A Redemption Price, (ii) redeem out of all such assets legally available therefor on the applicable Series A Redemption Date the maximum possible number of Shares that it can redeem on such date, pro rata among the holders of such Shares to be redeemed in proportion to the aggregate number of Shares selected to be redeemed by the Corporation among each such holder on the applicable Series A Redemption Date, and (iii) following the applicable Series A Redemption Date, at any time and from time to time when additional assets of the Corporation become legally available to redeem the remaining Shares, immediately use such assets to pay the remaining balance of the aggregate applicable Series A Redemption Price.

(b) Remedies for Nonpayment. If on any Series A Redemption Date all the Shares selected to be redeemed pursuant to a Series A Redemption Notice are not redeemed in full by the Corporation by paying the entire Series A Redemption Price, then, until such Shares are fully redeemed and the aggregate Series A Redemption Price is paid in full, all of the unredeemed Shares shall remain outstanding and continue to have the rights, preferences and privileges expressed herein, including the accrual and accumulation of dividends thereon as provided in Section 4.

7.4. Surrender of Certificates. On or before the Series A Redemption Date, each holder of Shares of Series A Preferred Stock that received a Series A Redemption Notice shall surrender the certificate or certificates representing such Shares to the Corporation, in the amount, manner and place designated in the Series A Redemption Notice, duly assigned or endorsed for transfer to the Corporation, or accompanied by duly executed stock powers relating thereto, or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss, in the manner and place designated in the Series A Redemption Notice. Each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Series A Redemption Price by certified check or wire transfer to the holder of record of such certificate; provided, that if less than all the Shares represented by a surrendered certificate are redeemed, then a new stock certificate representing the unredeemed Shares shall be issued in the name of the applicable holder of record of the canceled stock certificate.

7.5. Rights Subsequent to Redemption. If on the applicable Series A Redemption Date the Series A Redemption Price is paid, or tendered for payment, for any of the Shares to be redeemed on such Series A Redemption Date, then on such date all rights of the holder in the Shares so redeemed and paid or tendered, including any rights to dividends on such Shares, shall cease, and such Shares shall no longer be deemed issued and outstanding.

8. Reissuance of Series A Preferred Stock. Any Shares of Series A Preferred Stock redeemed, converted or otherwise acquired by the Corporation or any Subsidiary shall be canceled and retired as authorized and issued shares of capital stock of the Corporation, and no such Shares shall thereafter be reissued, sold or transferred.

9. Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand, with written confirmation of receipt; (b) when received by the addressee if sent by a nationally recognized overnight courier, receipt requested; (c) on the date sent by facsimile or e-mail of a PDF document, with confirmation of transmission, if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices, and (b) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation, or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 9.

10. Amendment and Waiver. No provision of this Section C of Article VI may be amended, modified or waived except by an instrument in writing executed by the Corporation, and any such written amendment, modification or waiver will be binding upon the Corporation and each holder of Series A Preferred Stock.

ARTICLE VII.

APPROVAL OF CERTAIN TRANSACTIONS

Except as otherwise required by applicable law, these Articles of Incorporation or the Bylaws, the Corporation shall not authorize (i) the dissolution and/or liquidation of the Corporation or (ii) a Change in Control Transaction, without first obtaining the affirmative vote or written consent, if action by written consent is permitted at such time under these Articles of Incorporation and the Bylaws, of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon. Such affirmative vote or consent shall be in addition to any vote or consent of the holders of capital stock of the Corporation otherwise required by any agreement between the Corporation and any national securities exchange, applicable law, these Articles of Incorporation or the Bylaws.

A “Change in Control Transaction” means the occurrence of any of the following events: (x) the sale, lease, exchange, encumbrance or other disposition by the Corporation of all or substantially all of the Corporation’s assets; or (y) the acquisition of more than 50% of the voting power of the outstanding securities of the Corporation by another entity or individual by means of any transaction or series of related transactions (including, without limitation, reorganization, merger or consolidation) unless the Corporation’s stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of their continuing to hold such stock and/or their receipt in exchange therefor of securities issued as consideration for the Corporation’s outstanding stock) hold at least 50% of the voting power of the surviving or acquiring entity; or (z) any reorganization, merger or consolidation in which the Corporation is not the surviving entity, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation.

ARTICLE VIII.

MANAGEMENT OF THE CORPORATION

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

1. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the NRS or by these Articles of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Notwithstanding the foregoing, the Board of Directors may delegate the business and affairs of the Corporation to the Corporation’s officers as deemed reasonable and prudent by the Board of Directors.

2. Special Meetings Called by Board of Directors or Stockholders. Special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), or by the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue at the proposed special meeting if such holders of stock sign, date and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which the special meeting is to be held.

3. Stockholder Action. Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected in accordance with the Bylaws.

4. Controlling Interest Acquisitions. The Corporation expressly elects not to be governed by the provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the Corporation.

ARTICLE IX.

LIABILITY; INDEMNIFICATION

Unless otherwise provided by law, a director or officer is not individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his individual capacity as a director or officer, as applicable, unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS as so amended from time to time. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article IX, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

Provided the person proposed to be indemnified satisfies the requisite standard of conduct for permissive indemnification by a corporation as set forth in the applicable provisions of the NRS, as the same may be amended from time to time, the Corporation shall indemnify its officers and directors, and may indemnify its employees and agents, to the fullest extent provided, authorized, permitted or not prohibited by the provisions of the NRS and the Bylaws of the Corporation, as the same may be amended and supplemented, from and against any and all of the expenses or liabilities incurred in defending a civil or criminal proceeding, or other matters referred to in or covered by said provisions, including advancement of expenses prior to the final disposition of such proceedings and amounts paid in settlement of such proceedings, both as to action in his or her official capacity and as to action in another capacity while an officer, director, employee or other agent. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs and personal representatives of such a person; provided that indemnification is sought for matters related to such a person’s actions while they were a director, officer, employee or agent of the Corporation. Except as otherwise required by law, an adjudication of liability shall not affect the right to indemnification for those indemnified.

ARTICLE X.

AFFILIATED TRANSACTIONS

No contract or other transaction of the Corporation with any other person, firm or corporation, or in which this Corporation is interested, shall be affected or invalidated by: (i) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation, or (ii) the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or, if required by applicable law, the contract or transaction has been approved or ratified by vote of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

ARTICLE XI.

AMENDMENTS

The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Nevada and all rights conferred upon stockholders are granted subject to this reservation. Except as otherwise required by applicable law or these Articles of Incorporation, any amendment, alteration, change or repeal of these Articles of Incorporation shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon.

The Bylaws of the Corporation may be altered, amended or repealed, and new Bylaws adopted, by the affirmative vote of at least a majority of the members of the Board of Directors then in office or, except as otherwise required by applicable law or the Bylaws, by the affirmative vote of the stockholders holding a majority of the total voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon.

ARTICLE XII.

FORUM SELECTION: PERSONAL JURISDICTION

A. Forum Selection.

Unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action arising pursuant to any provision of the NRS or these Articles of Incorporation or the Bylaws, as either may be amended from time to time, or (4) any action asserting a claim governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for (i) any actions, claims or proceedings brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or (ii) any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

B. Personal Jurisdiction.

If any action the subject matter of which is within the scope of Section A immediately above is filed in a court other than a court located within the State of Nevada (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Nevada in connection with any action brought in any such court to enforce Section A immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE XIII.

SEVERABILITY

If any provision or provisions of these Articles of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Articles of Incorporation, including, without limitation, each portion of any paragraph of these Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable, shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of these Articles of Incorporation, including, without limitation, each such portion of any paragraph of these Articles of Incorporation containing any provision held to be invalid, illegal or unenforceable, shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

* * * * *

IN WITNESS WHEREOF, the undersigned, being the authorized representative of the Corporation, has executed these Articles of Incorporation on this [__]th day of [__], 2026, in connection with the domestication of the Corporation into the State of Nevada pursuant to NRS 92A.270.

ONFOLIO HOLDINGS INC.

By:
Name:	Dominic Wells
Title:	Sole Incorporator
(Authorized Representative)

Appendix D

NEVADA BYLAWS

BYLAWS

OF

ONFOLIO HOLDINGS INC.

(a Nevada corporation)

TABLE OF CONTENTS

ARTICLE I – OFFICES		1

1.1	Registered Agent and Office	1
1.2	Principal Office	1
1.3	Other Offices	1
1.4	Books and Records	1

ARTICLE II – STOCKHOLDERS		1

2.1	Place of meeting	1
2.2	Participation by Remote Communication	1
2.3	Annual Meeting	1
2.4	Special Meetings	1
2.5	Fixing the Record Date	2
2.6	Notice of Stockholders’ Meeting	2
2.7	Voting Lists	2
2.8	Quorum of Stockholders	3
2.9	Conduct of Meetings	3
2.10	Voting of Stock	3
2.11	Voting by Proxy	3
2.12	Action by Stockholders Without a Meeting	4
2.13	Advance Notice of Stockholder Nominations and Proposals	4

ARTICLE III – DIRECTORS		5

3.1	Powers	5
3.2	Number of Directors	5
3.3	Term of Office	5
3.4	Removal	5
3.5	Resignation	5
3.6	Vacancies	5
3.7	Regular Meetings of Directors	5
3.8	Special Meetings of Directors	6
3.9	Participation by Electronic Communication	6
3.10	Notice of Directors’ Meetings	6
3.11	Quorum and Action by Directors	6
3.12	Action by Directors Without Meeting	6
3.13	Committees of the Board of Directors	6

ARTICLE IV – OFFICERS		7

4.1	Positions and Election	7
4.2	Removal and Resignation	7
4.3	Chairman of the Board of Directors	7
4.4	Chief Executive Officer	7
4.5	Secretary	7
4.6	Chief Financial Officer	7
4.7	Treasurer	7

i

ARTICLE V – INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS		8

5.1	Indemnification in Actions by Third Parties	8
5.2	Indemnification in Actions by or on Behalf of the Corporation	8
5.3	Indemnification Against Expenses	8
5.4	Non-Exclusivity of Indemnification Rights	8
5.5	Indemnification Agreements	9

ARTICLE VI – SHARE CERTIFICATES AND TRANSFER		9

6.1	Certificates Representing Shares	9
6.2	Transfer of Shares	9
6.3	Registered Stockholders	9
6.4	Lost, Stolen, or Destroyed Certificates	9

ARTICLE VII – DISTRIBUTIONS		10

7.1	Declaration	10
7.2	Fixing Record Dates for Distributions and Share Dividends	10

ARTICLE VIII – MISCELLANEOUS		10

8.1	Checks, Drafts, Etc.	10
8.2	Fiscal Year	10
8.3	Conflict with Applicable Law or Articles of Incorporation	10
8.4	Invalid Provisions	10
8.5	Telephone and Similar Meetings	10
8.6	Form of Notice	10
8.7	Waiver of Notice	10
8.8	Forum of Adjudication of Disputes	11

ARTICLE IX – AMENDMENT OF BYLAWS		11

9.1	By the Board of Directors	11
9.2	By the Stockholders	11

ii

BYLAWS

OF

ONFOLIO HOLDINGS INC.

ARTICLE I

OFFICES

Section 1.1. Registered Agent and Office. The registered agent of the Corporation (the “Corporation”) shall be as set forth in the Corporation’s articles of incorporation, as amended or restated (the “Articles of Incorporation”) and the registered office of the Corporation shall be the street office of that agent. The board of directors of the Corporation (the “Board of Directors”) may at any time change the Corporation’s registered agent or office by making the appropriate filing with the Nevada Secretary of State.

Section 1.2. Principal Office. The principal office of the Corporation shall be at such place within or without the State of Nevada as shall be fixed from time to time by the Board of Directors.

Section 1.3. Other Offices. The Corporation may also have other offices, within or without the State of Nevada, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 1.4. Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

STOCKHOLDERS

Section 2.1. Place of Meeting. Meetings of the stockholders shall be held either at the principal office of the Corporation or at any other place, within or without the State of Nevada, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may determine, in its discretion, that any meeting of the stockholders may be held solely by means of electronic communication in accordance with Section 2.2.

Section 2.2. Participation by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.3. Annual Meeting. An annual meeting of stockholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on the date and time fixed by the Board of Directors and designated in the notice of the meeting.

Section 2.4. Special Meetings. Special meetings of stockholders may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or by the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue at the proposed special meeting if such holders of stock sign, date and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which the special meeting is to be held. The only business which may be conducted at a special meeting of stockholders shall be the matter or matters set forth in the notice of such meeting.

Section 2.5. Fixing the Record Date. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or for the purpose of any other lawful action. Such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.6. Notice of Stockholders’ Meeting. Written notice stating the place (if any), date, and time of the meeting, the means of any electronic communication by which stockholders may participate in the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10), and not more than sixty (60), days before the date of the meeting.

Notice to each stockholder entitled to vote at the meeting shall be given personally, by mail, or by electronic transmission if consented to by a stockholder, by or at the direction of the Secretary or the officer or person calling the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

Any stockholder entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the meeting. A stockholder’s participation or attendance at a meeting shall constitute a waiver of notice, except where the stockholder attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 2.7. Voting Lists. The Corporation shall prepare, or cause to be prepared, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date). Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communications, the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. This list shall determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.8. Quorum of Stockholders. At each meeting of stockholders for the transaction of any business, a quorum must be present to organize such meeting. The presence in person, by means of remote communication, or by proxy of one-third (1/3) of the shares issued and outstanding entitled to vote constitutes a quorum for the transaction of business at a meeting of stockholders, except as otherwise required by the Articles of Incorporation, these Bylaws, or Chapter 78 of the Nevada Revised Statutes (the “Nevada Revised Statutes”). If any class or series of shares is permitted or required to vote separately on any action, the presence in person, by means of remote communication, or by proxy of one-third (1/3) of the shares issued and outstanding entitled to vote of such class or series of shares constitutes a quorum for the transaction of business.

The holders of a majority of the voting power represented in person, by means of remote communication, or by proxy at a meeting, even if less than a quorum, may adjourn or postpone the meeting from time to time.

Section 2.9. Conduct of Meetings. The Board of Directors, as it shall deem appropriate, may adopt by resolution rules and regulations for the conduct of meetings of the stockholders. At every meeting of the stockholders, the Chairman, or in the Chairman’s absence or inability to act, a director or officer designated by the Board of Directors, shall serve as chair of the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.10. Voting of Stock. Each outstanding share of stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided by these Bylaws and to the extent that the Articles of Incorporation or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series of stock.

Unless a different proportion is required by the Articles of Incorporation, these Bylaws, or the Nevada Revised Statutes:

(a) If a quorum exists, action other than the election of directors is approved if the votes cast in favor of the action exceed the votes cast against the action.

(b) If a quorum exists of any class or series of stock that is permitted or required to vote separately on any matter, action is approved by the class or series if a majority of the voting power of a quorum of that class or series votes in favor of the action.

Stockholders are prohibited from cumulating their votes in any election of directors of the Corporation.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 2.11. Voting by Proxy. A stockholder may vote either in person or by proxy executed in writing by the stockholder or the stockholder’s attorney-in-fact. Any copy, communication by electronic transmission, or other reliable written reproduction may be substituted for the stockholder’s original written proxy for any purpose for which the original proxy could have been used if such copy, communication by electronic transmission, or other reproduction is a complete reproduction of the entire original written proxy.

No proxy shall be valid after six (6) months from the date of its creation unless the proxy provides for a longer period, which may not exceed seven (7) years from the date of its creation. A proxy shall be revocable unless the proxy states that the proxy is irrevocable and the proxy is coupled with an interest sufficient to support an irrevocable power.

A properly created proxy or proxies continues in full force and effect until either of the following occurs:

(a) One of the following is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of the stockholders and determine the validity of proxies and ballots: (i) another instrument or transmission properly revoking the proxy; or (ii) a properly created proxy or proxies bearing a later date.

(b) The stockholder executing the original written proxy revokes the proxy by attending a stockholders’ meeting and voting its shares in person, in which case any votes cast by that stockholder’s previously designated proxy or proxies shall be disregarded by the Corporation when the votes are counted.

Section 2.12. Action by Stockholders Without a Meeting. Any action required or permitted by the Nevada Revised Statutes to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent to the action is signed by stockholders holding a majority of the voting power of the Corporation or, if different, the proportion of voting power required to take the action at a meeting of stockholders.

Section 2.13. Advance Notice of Stockholder Nominations and Proposals.

(a) Annual Meetings. At a meeting of stockholders, only such nominations and business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or other business must be: (i) specified in the notice of meeting by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought by a stockholder of record who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.13. Any proposal of business (other than nominations) must be a proper matter for stockholder action. For business to be properly brought by a stockholder pursuant to clause (iii), the stockholder (the “Proposing Stockholder”) must have given timely notice thereof in writing to the Secretary. To be timely, notice must be delivered not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and with respect to any other annual meeting, not earlier than 120 days prior and not later than the later of 90 days prior or the 10th day following Public Disclosure of the date. “Public Disclosure” means a disclosure in a press release by a national news service or in a document filed with the SEC pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) Stockholder Nominations. For nominations pursuant to clause (a)(iii), the Proposing Stockholder’s notice must include: (i) the name, age, business and residence address of each nominee; (ii) the principal occupation of each nominee; (iii) the class and number of shares of the Corporation owned by each nominee; (iv) such other information as would be required under Section 14(a) of the Exchange Act; (v) a written statement by the nominee consenting to be named and to serve if elected, and representing that the nominee has read and agrees to adhere to the Corporation’s governance guidelines and policies applicable to directors, is not party to any undisclosed voting commitment or compensation arrangement, and intends to serve for the full term; and (vi) as to the Proposing Stockholder: (A) name and address as they appear on the Corporation’s books and of any beneficial owner on whose behalf the nomination is made, (B) class and number of shares owned beneficially and of record, with a representation to update within five business days after the record date, (C) description of any agreements or arrangements with respect to the nomination, (D) description of any derivative positions or hedging arrangements, (E) representation that the Proposing Stockholder is entitled to vote and intends to appear, and (F) representation whether the Proposing Stockholder intends to solicit proxies.

(c) Other Stockholder Proposals. For all business other than nominations, notice must include: (i) a brief description of the business; (ii) the reasons for conducting such business; (iii) the text of any proposal or resolutions (and if amending the Bylaws, the language of the proposed amendment); (iv) any substantial interest in the business; (v) any information required under Section 14(a) of the Exchange Act; (vi) description of all agreements in connection with the proposed business and any material interest; and (vii) the information required by subsection (b)(vi).

(d) Special Meetings. Only such business shall be conducted at a special meeting as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. If directors are to be elected at a special meeting, nominations may be made by (i) the Board or any committee thereof, or (ii) any stockholder of record entitled to vote who delivers timely notice not earlier than 120 days and not later than the later of 90 days prior to the special meeting or 10 days following Public Disclosure of the date and nominees.

(e) Effect of Noncompliance. Only persons nominated in accordance with this Section 2.13 shall be eligible for election and only business brought in accordance with this Section 2.13 shall be conducted. The chair of the meeting shall have the power and duty to declare noncompliant nominations disregarded or proposed business not transacted. If a Proposing Stockholder fails to provide the required information or does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies may have been received.

(f) Rule 14a-8. This Section 2.13 shall not apply to a proposal made by a stockholder pursuant to and in compliance with Rule 14a-8 under the Exchange Act that has been included in a proxy statement prepared by the Corporation.

ARTICLE III

DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors must be natural persons at least eighteen (18) years of age and need not be stockholders of the Corporation.

Section 3.2. Number of Directors. The number of Directors which shall constitute the entire Board of Directors shall be determined by resolution of the Board of Directors at any meeting thereof, but shall never be less than one (1) nor more than fifteen (15). No decrease in the number of Directors will have the effect of shortening the term of any incumbent Director.

Section 3.3. Term of Office. At the first annual meeting of stockholders and at each annual meeting thereafter, the holders of shares of stock entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director’s earlier death, resignation, disqualification, or removal. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor is elected and qualified.

Section 3.4. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, with or without cause, at a special meeting of stockholders called for that purpose by the affirmative vote of the holders of two-thirds of the voting power of the issued and outstanding stock entitled to vote.

Section 3.5. Resignation. A director may resign at any time by giving written notice to the Board of Directors, its chair, or to the Secretary of the Corporation. A resignation is effective when the notice is given unless a later effective date is stated in the notice. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

Section 3.6. Vacancies. Unless otherwise provided in the Articles of Incorporation, vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors or due to the death, resignation, disqualification, or removal of a director or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy shall hold office for the unexpired term of that director’s predecessor in office and until that director’s successor is duly elected and qualified.

Section 3.7. Regular Meetings of Directors. A regular meeting of the newly-elected Board of Directors shall be held, without other notice, immediately after and at the place of the annual meeting of stockholders, provided a quorum is present. Other regular meetings of the Board of Directors may be held at such times and places, within or without the State of Nevada, as the Board of Directors may determine.

Section 3.8. Special Meetings of Directors. Special meetings of the Board of Directors may be called by the entire Board of Directors, any two directors, the Chief Executive Officer or the Chairman on oral or written notice to each director, given either personally, by telephone, by facsimile or by mail, delivered not less than twenty-four hours in advance of the meeting.

Section 3.9. Participation by Electronic Communication. Directors not physically present at a meeting of the Board of Directors may participate in the meeting by electronic communication, videoconference, teleconference, or other available technology if the Corporation implements reasonable measures to:

(a) Verify the identity of each director participating by electronic communication.

(b) Provide the directors a reasonable opportunity to participate and vote, including an opportunity to communicate and read or hear the proceedings in a substantially concurrent manner.

Directors participating by electronic communication shall be considered present in person at the meeting.

Section 3.10. Notice of Directors’ Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Notice may be given to each director personally, by mail, by electronic transmission, or by any other means of communication authorized by the director.

A director entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the time of the meeting. A director’s participation or attendance at a meeting shall constitute a waiver of notice, except where the director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.11. Quorum and Action by Directors. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting.

The act of the directors holding a majority of the voting power of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act requires approval by a greater proportion under the Articles of Incorporation or these Bylaws.

Section 3.12. Action by Directors Without Meeting. Any action required or permitted by the Nevada Revised Statutes to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, all of the members of the Board of Directors or committee sign a written consent describing the action and deliver it to the Corporation.

Section 3.13. Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the directors, may establish one or more committees, each consisting of one or more directors, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and allowed under the Nevada Revised Statutes.

Notwithstanding the foregoing, a committee of the Board of Directors shall not have the authority to:

(a) Fill vacancies on the Board of Directors or any committee thereof.

(b) Amend the Articles of Incorporation.

(c) Adopt, amend, or repeal these Bylaws.

(d) Authorize the issuance of shares of the Corporation’s stock.

(e) Authorize a distribution.

(f) Approve any action that requires stockholder approval.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV

OFFICERS

Section 4.1. Positions and Election. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chief Executive Officer, Chief Financial Officer, a Secretary, a Treasurer, and any other officers, including assistant officers and agents, as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person.

Officers shall be elected annually at the meeting of the Board of Directors held after each annual meeting of stockholders. Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, disqualification, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.2. Removal and Resignation. Any officer elected by the Board of Directors may be removed, with or without cause, at any regular or special meeting of the Board of Directors by the affirmative vote of the majority of the directors in attendance where a quorum is present. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by delivering notice to the Secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 4.1 of these Bylaws.

Section 4.3. Chairman of the Board of Directors. If the Board of Directors has elected a Chairman of the Board, he will preside at all meetings of the stockholders and the Board of Directors. Except where by law the signature of the Chief Executive Officer is required, the Chairman will have the same power as the Chief Executive Officer to sign all certificates, contracts and other instruments of the Corporation. During the absence or disability of the Chief Executive Officer, the Chairman will exercise the powers and perform the duties of the Chief Executive Officer.

Section 4.4. Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these Bylaws and the control of the Board of Directors, have general supervision, direction, and control over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors, in each case subject to the control of the Board of Directors.

Section 4.5. Secretary. The Secretary shall attend all meetings of the Board of Directors and stockholders, shall record all votes and the minutes of all proceedings, and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the Board of Directors and stockholders and shall perform all other duties as the Board of Directors or Chief Executive Officer shall assign. The Secretary shall be the custodian of the records of the Corporation. In the absence of the Secretary, the minutes of all meetings of the Board of Directors and stockholders shall be recorded by the person designated by the Chief Executive Officer or Board of Directors.

Section 4.6. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

Section 4.7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the Board of Directors, and in general shall perform all the duties incident to the office of Treasurer and such other duties as the Board of Directors or Chief Executive Officer shall assign.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for the disbursements. The Treasurer shall keep and maintain the Corporation’s books of account and shall render to the Chief Executive Officer and Board of Directors an account of all transactions as Treasurer and of the financial condition of the Corporation and exhibit the books, records, and accounts to the Chief Executive Officer or Board of Directors at any time.

The Chief Financial Officer shall perform the treasury functions unless a separate Treasurer is appointed.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

Section 5.1. Indemnification in Actions by Third Parties. The Corporation shall, to the extent permitted by the Nevada Revised Statutes, indemnify any person who is or was a director or officer of the Corporation, and may indemnify any person who is or was an employee or agent of the Corporation, or is or was serving at the Corporation’s request in any such capacity for another corporation, partnership, joint venture, trust, or other entity (each such person, an “Indemnitee”) against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than a proceeding by or in the right of the Corporation, to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either:

(a) Did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation.

(b) Acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

Section 5.2. Indemnification in Actions by or on Behalf of the Corporation. The Corporation shall, to the extent permitted by the Nevada Revised Statutes, indemnify any Indemnitee who is or was a director or officer of the Corporation, and may indemnify any Indemnitee who is or was an employee or agent of the Corporation, against expenses, including attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed suit or action by or in the right of the Corporation to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either:

(a) Did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation.

(b) Acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation.

Section 5.3. Indemnification Against Expenses. The Corporation shall, to the extent permitted by the Nevada Revised Statutes, indemnify any Indemnitee who was successful, on the merits or otherwise, in the defense of any action, suit, proceeding, or claim described in Sections 5.1 and 5.2, against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense. Expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by any Indemnitee may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 5.4. Non-Exclusivity of Indemnification Rights. The rights of indemnification set out in this Article V shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation, Bylaws, any other agreement with the Corporation, any action taken by the disinterested directors or stockholders of the Corporation, or otherwise. The indemnification provided under this Article V shall inure to the benefit of the heirs, executors, and administrators of an Indemnitee.

Section 5.5. Indemnification Agreements. The Board is authorized to cause the Corporation to enter into agreements with any director, officer, employee, agent or fiduciary of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, agent, fiduciary, trustee, partner or managing member of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article V.

ARTICLE VI

SHARE CERTIFICATES AND TRANSFER

Section 6.1. Certificates Representing Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of stock shall be uncertificated shares. The Corporation shall, within a reasonable time after the issuance or transfer of any uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Nevada Revised Statutes. Shares represented by certificates shall be signed by officers or agents designated by the Corporation for such purpose and shall state:

(a) The name of the Corporation and that it is organized under the laws of Nevada.

(b) The name of the person to whom the certificate is issued.

(c) The number of shares represented by the certificate.

(d) Any restrictions on the transfer of the shares, such statement to be conspicuous.

Section 6.2. Transfers of Shares. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof or by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.3. Registered Stockholders. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Nevada, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.4. Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing the issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen, or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates.

ARTICLE VII

DISTRIBUTIONS

Section 7.1. Declaration. The Board of Directors may authorize, and the Corporation may make, distributions to its stockholders in cash, property (other than shares of the Corporation), or a dividend of shares of the Corporation to the extent permitted by the Articles of Incorporation and the Nevada Revised Statutes.

Section 7.2. Fixing Record Dates for Distributions and Share Dividends. For the purpose of determining stockholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors may, at the time of declaring the distribution or share dividend, set a date no more than 60 days prior to the date of the distribution or share dividend. If no record date is fixed for such distribution or share dividend, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or share dividend is adopted.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Checks, Drafts, Etc. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

Section 8.2. Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.3. Conflict with Applicable Law or Articles Of Incorporation. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the Nevada Revised Statutes shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 8.4. Invalid Provisions. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 8.5. Telephone and Similar Meetings. Stockholders, directors and committee members may participate in and hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Section 8.6. Form of Notice. Whenever by law, the Articles of Incorporation or these Bylaws, notice is to be given to any director or stockholder, and no provision is made as to how such notice will be given, such notice may be given: (i) in writing, by mail, postage prepaid, addressed to such director or stockholder at such address as appears on the books of the Corporation or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mail.

Section 8.7. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation as required by law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a stockholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such stockholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Section 8.8. Forum for Adjudication of Disputes.

Unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada (or, if that court does not have jurisdiction, the United States District Court for the District of Nevada) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Nevada Revised Statutes, the Articles of Incorporation, or these Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein.

If any action the subject matter of which is within the scope of this Section 8.8 is filed in a court other than a court located within the State of Nevada (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Nevada in connection with any action brought in any such court to enforce this Section 8.8 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.8.

Notwithstanding the above, the federal district courts of the United States of America shall be the sole and exclusive forum for (i) any actions, claims or proceedings brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless the Corporation consents in writing to the selection of an alternative forum, or (ii) any other claim for which the federal courts have exclusive jurisdiction.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 9.1. By the Board of Directors. The Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board of Directors shall be required to adopt, amend, alter or repeal the Bylaws.

Section 9.2. By the Stockholders. The Bylaws also may be adopted, amended, altered or repealed by the stockholders holding a majority of the total voting power of the stockholders.